UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Interface, Inc.

(Name of Registrant as Specified In Its Charter)

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Interface, Inc.
2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Interface, Inc. (the “Company”) will be held on Thursday, May 18, 2006, at 3:00 p.m., at the Company’s office located at 2859 Paces Ferry Road, Atlanta, Georgia. The purposes of the meeting are to consider and vote upon:

Item		Recommended Vote
1.
The election of ten members of the Board of Directors, four directors to be elected by the holders of the Company’s Class A Common Stock and six directors to be elected by the holders of the Company’s Class B Common Stock.
FOR
2.	A proposal to approve the Company’s adoption of an amendment and restatement of the Interface, Inc. Omnibus Stock Incentive Plan (“Stock Incentive Plan”).	FOR
3.	The ratification of the appointment of BDO Seidman, LLP as independent auditors for 2006.	FOR
4.	Such other matters as may properly come before the meeting and at any adjournments of the meeting.

The Board of Directors set March 13, 2006 as the record date for the meeting. This means that only shareholders of record at the close of business on March 13, 2006 will be entitled to receive notice of and to vote at the meeting or any adjournments of the meeting.

A Proxy Statement and Proxy solicited by the Board of Directors are enclosed with this notice. Please date, sign and return the enclosed Proxy at your earliest convenience. Returning your Proxy in a timely manner will assure your representation at the annual meeting. You may, of course, change or withdraw your Proxy at any time prior to the voting at the meeting.

Also enclosed is a copy of the Company’s 2005 Annual Report to Shareholders.

By order of the Board of Directors

RAYMOND S. WILLOCH
Secretary

April 14, 2006

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

INTERFACE, INC.

2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

The Board of Directors of Interface, Inc. (the “Company”) is furnishing this Proxy Statement to solicit Proxies for Class A Common Stock and Class B Common Stock to be voted at the annual meeting of shareholders of the Company. The meeting will be held on May 18, 2006. The Proxies also may be voted at any adjournments of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy card will first be mailed to shareholders on April 19, 2006.

The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 13, 2006. On that date, the Company had outstanding and entitled to vote 47,470,946 shares of Class A Common Stock and 6,926,589 shares of Class B Common Stock. Except for (i) the election and removal of directors, and (ii) class votes as required by law or the Company’s Articles of Incorporation, holders of both classes of Common Stock vote as a single class. In all cases, holders of Common Stock (of either class) are entitled to cast one vote per share.

Each Proxy for Class A Common Stock (“Class A Proxy”) or Class B Common Stock (“Class B Proxy”) that is properly executed and returned by a shareholder will be voted as specified by the shareholder in the Proxy. If no specification is made, the Proxy will be voted (i) for the election of the nominees (Class A or Class B, as the case may be) listed in this Proxy Statement under the caption “Nomination and Election of Directors,” (ii) for the proposal to approve the adoption of the amended and restated Stock Incentive Plan, and (iii) for the ratification of the appointment of BDO Seidman, LLP as independent auditors for 2006. A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.

An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote (for the purpose of establishing a quorum). A broker non-vote occurs when a broker or other nominee who holds shares for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Abstentions are the equivalent of a non-vote since (i) directors are elected by a plurality of the votes cast, and (ii) other proposals are approved if the affirmative votes cast exceed the negative votes cast. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

If your shares of Common Stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted — the instructions may appear on a special proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in “street name” and plan on attending the annual meeting of shareholders, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the annual meeting and vote at that time (your broker or other nominee may refer to it as a “legal” proxy).

The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company’s Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone, fax or e-mail. The Company also has retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in soliciting Proxies from beneficial owners of shares of the Company’s Common Stock. The fee paid by the Company for such assistance will be $7,000 (plus expenses).

NOMINATION AND ELECTION OF DIRECTORS
(ITEM 1)

The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, the exact number of directors being established by action of the Board taken from time to time. The Board of Directors recently reduced the number of directors to be elected from 11 to 10 (however, the Nominating Committee of the Board is currently reviewing candidates in anticipation of adding, subsequent to the annual meeting of shareholders, an independent director as a potential eleventh director). The holders of Class B Common Stock are entitled to elect a majority (six) of the Board members. The holders of Class A Common Stock are entitled to elect the remaining (four) directors. The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors, but in no event will any Class A Proxy be voted for more than four nominees or Class B Proxy be voted for more than six nominees. Each nominee is an incumbent director standing for re-election, and has consented to be named herein and to continue serving as a director if re-elected.

Certain information relating to each nominee proposed by the Board is set forth below. Directors are required to submit an offer of resignation upon experiencing a job change.

CLASS A NOMINEES

Name (Age)	Information
Dianne Dillon-Ridgley (54)
Ms. Dillon-Ridgley was elected to the Board in February 1997. Ms. Dillon-Ridgley has served as the U.N. Headquarters representative for the World YWCA since 1997 and for the Center for International Environmental Law since March 2005. From 1995 to 1998, she served as senior policy analyst with the Women’s Environment and Development Organization, and from 1998 to 1999 she served as Executive Director of that organization. She was appointed by President Clinton to the President’s Council on Sustainable Development in 1994 and served as Co-Chair of the Council’s International and Population/Consumption Task Forces until the Council’s dissolution in June 1999. Ms. Dillon-Ridgley also serves on the boards of five nonprofit organizations and one private company.

Dr. June M. Henton (66)
Dr. Henton was elected as a director in February 1995. Since 1985, Dr. Henton has served as Dean of the College of Human Sciences at Auburn University, which includes a program in interior environments. Dr. Henton, who received her Ph.D. from the University of Minnesota, has provided leadership for a wide variety of professional, policy and civic organizations. As a charter member of the Operating Board of the National Textile Center, Dr. Henton has significant expertise in the integration of academic and research programs within the textile industry.

Christopher G. Kennedy (42)
Mr. Kennedy was elected as a director in May 2000. He became an Executive Vice President of Merchandise Mart Properties, Inc. (a subsidiary of Vornado Realty Trust based in Chicago, Illinois) in 1994 and President in October 2000. Since 1994, he has served on the Board of Trustees of Ariel Mutual Funds. From 1997 to 1999, Mr. Kennedy served as the Chairman of the Chicago Convention and Tourism Bureau. Mr. Kennedy also serves on the boards of three nonprofit organizations.

Name (Age)	Information
Thomas R. Oliver (65)
Mr. Oliver was elected as a director in July 1998. He served as Chairman of Six Continents Hotels (formerly Bass Hotels and Resorts), the hotel business of Six Continents, PLC (formerly Bass PLC), from March 1997 until his retirement in March 2003, and served as Chief Executive Officer of Six Continents Hotels from March 1997 to October 2002. Mr. Oliver currently serves as a director of United Dominion Realty Trust.

CLASS B NOMINEES

Name (Age)	Information
Ray C. Anderson (71)
Mr. Anderson founded Interface in 1973 and served as Chairman and Chief Executive Officer until his retirement as Chief Executive Officer and transition from day-to-day management on July 1, 2001, at which time he became Interface’s non-executive Chairman of the Board. He chairs the Executive Committee of the Board and remains available for policy level consultation on substantially a full time basis. Mr. Anderson was appointed by President Clinton to the President’s Council on Sustainable Development in 1996 and served as Co-Chair until the Council’s dissolution. He currently serves on the boards of one private company and six nonprofit organizations.

Edward C. Callaway (51)
Mr. Callaway was elected as a director in October 2003. Since November 2003, Mr. Callaway has served as Chairman and Chief Executive Officer of the Ida Cason Callaway Foundation, a nonprofit organization that owns the Callaway Gardens Resort and has an environmental mission of conservation, education and land stewardship. From 1984 through the present, Mr. Callaway has served in various capacities at Crested Butte Mountain Resort and successor companies, including the capacities of President and Chief Executive Officer (1987–2003) and as Chairman (2003). Mr. Callaway also serves on the boards of two other nonprofit organizations.

Carl I. Gable (66)
Mr. Gable, a director since March 1984, is a private investor. He was an attorney with the Atlanta-based law firm of Troutman Sanders LLP, from March 1996 until April 1998. Mr. Gable also served as a director of Fidelity National Corporation (now known as Fidelity Southern Corporation) from July 2000 to November 2002. Mr. Gable currently serves as the lead independent director of the Board. He also serves as an officer and director of a nonprofit organization.

Daniel T. Hendrix (51)
Mr. Hendrix joined the Company in 1983 after having worked previously for a national accounting firm. He was promoted to Treasurer of the Company in 1984, Chief Financial Officer in 1985, Vice President-Finance in 1986, Senior Vice President-Finance in 1995, Executive Vice President in October 2000, and President and Chief Executive Officer in July 2001. He was elected to the Board in October 1996. Mr. Hendrix has served as a director of Global Imaging Systems, Inc. since 2003 and as a director of American Woodmark Corp. since May 2005.

Name (Age)	Information
James B. Miller, Jr. (65)
Mr. Miller was elected as a director in May 2000. Since 1979, Mr. Miller has served as Chairman, President and Chief Executive Officer of Fidelity Southern Corporation (formerly Fidelity National Corporation), the holding company for Fidelity Bank (formerly Fidelity National Bank). Since February 1998 he has served as Chairman, since 1976 he has served as director, and from 1977 to 1997 he served as Chief Executive Officer and President, of Fidelity Bank. Mr. Miller also has served as Chairman of Fidelity National Capital Investors, Inc., a subsidiary of Fidelity Southern Corporation, since 1992. Mr. Miller has served as a director of American Software, Inc. since May 2002. Mr. Miller has also served as Chairman of a private real estate company since 2003 and Chairman of a private auto sales company since 2005, and currently serves on the boards of two nonprofit organizations.

Clarinus C. Th. van Andel (76)
Mr. van Andel, who has been a director since October 1988, was a partner in the law firm of Schut & Grosheide, based in Amsterdam, until his retirement in 1996. He previously served as Chairman of the supervisory board (now disbanded) of Interface Europe B.V. (formerly Interface Heuga B.V. and Heuga Holding, B.V.), the Company’s modular carpet subsidiary based in the Netherlands. Mr. van Andel also serves as a director of five private companies in the Netherlands.

Vote Required and Recommendation of Board

Under the Company’s Bylaws, election of each of the four Class A nominees requires a plurality of the votes cast by the Company’s outstanding Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting. Election of each of the six Class B nominees requires a plurality of the votes cast by the Company’s outstanding Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE CLASS A NOMINEES AND CLASS B NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED WILL BE VOTED FOR EACH OF THE NOMINEES (CLASS A OR CLASS B, AS APPLICABLE) UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held ten meetings during 2005. All of the directors attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member.

The Board of Directors has the following standing committees that assist the Board in carrying out its duties: the Executive Committee, the Audit Committee, the Nominating Committee, and the Compensation Committee. The following table lists the members of each committee:

Executive Committee	Audit Committee	Nominating Committee	Compensation Committee
Ray C. Anderson (Chair)	Carl I. Gable (Chair)	June M. Henton (Chair)	Thomas R. Oliver (Chair)
Carl I. Gable	Edward C. Callaway	Dianne Dillon-Ridgley	June M. Henton
Daniel T. Hendrix	James B. Miller, Jr.	Christopher G. Kennedy	Christopher G. Kennedy
J. Smith Lanier, II

Executive Committee.    The Executive Committee met one time and acted by unanimous written consent two times during 2005. With certain limited exceptions, the Executive Committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company.

Audit Committee.    The Audit Committee met five times during 2005. The function of the Audit Committee is to (i) serve as an independent and objective party to review the Company’s financial statements, financial reporting process and internal control system, (ii) review and evaluate the performance of the Company’s independent auditors and internal financial management, and (iii) provide an open avenue of communication among the Company’s independent auditors, management (including internal financial management) and the Board. The Board of Directors has determined that all three members of the Audit Committee are “independent,” in accordance with applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq

Stock Market, and that each of the three members of the Audit Committee is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board of Directors. The Audit Committee Charter may be viewed on the Company’s website, www.interfaceinc.com.

Nominating Committee.    The Nominating Committee met one time during 2005. The function of the Nominating Committee is to assist the Board in establishing qualifications for Board membership and in identifying, evaluating and selecting qualified candidates to be nominated for election or appointment to the Board. In the event of a vacancy on the Board, the Nominating Committee develops a pool of potential director candidates for consideration. The Nominating Committee seeks candidates for election and appointment with excellent decision-making ability, valuable and varied business experience and knowledge, impeccable personal integrity and reputation, and diversity of background and experience. The Nominating Committee considers whether candidates are free of restraints or conflicts which might interfere with the exercise of independent judgment regarding the types of matters likely to come before the Board and have the time required for preparation, participation and attendance at Board and committee meetings. Other factors considered by the Nominating Committee in identifying and selecting candidates include the needs of the Company and the range of talent and experience already represented on the Board. The Nominating Committee solicits suggestions from other members of the Board regarding persons to be considered as possible nominees. The Nominating Committee will also consider recommendations for director candidates submitted by shareholders in accordance with the process outlined below and, in addition, may obtain advice or opinions from search firms or other internal or outside advisors.

Shareholders who wish the Nominating Committee to consider their recommendations for director candidates should submit their recommendations in writing to the Nominating Committee in care of the office of the Chairman of the Board, Interface, Inc., 2859 Paces Ferry Road, Suite 2000, Atlanta, GA 30339. Recommendations should include the information which would be required for a “Shareholder Proposal” as set forth in Article II, Section 9 of the Company’s Bylaws. Director candidates that are recommended by shareholders in accordance with these procedures will be evaluated by the Nominating Committee in the same manner as director candidates recommended by the Company’s directors.

The Board of Directors has determined that each member of the Nominating Committee is “independent” in accordance with applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market. The Nominating Committee operates pursuant to a Nominating Committee Charter that was adopted by the Board of Directors. The Nominating Committee Charter may be viewed on the Company’s website, www.interfaceinc.com.

Compensation Committee.    The Compensation Committee met five times and acted by unanimous written consent one time during 2005. The function of the Compensation Committee is to (i) evaluate the performance of the Company’s CEO and other senior executives, (ii) determine compensation arrangements for such executives, (iii) administer the Company’s stock and other incentive plans for key employees, and (iv) review the administration of the Company’s employee benefit plans. The Board of Directors has determined that each member of the Compensation Committee is “independent” in accordance with the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market. The Compensation Committee’s policies and philosophy are described in more detail below in this Proxy Statement under the heading “Compensation Committee Report on Executive Compensation.”

In addition to the standing committees described above, the Board of Directors also has an ad hoc committee to review, analyze and make recommendations regarding corporate governance matters. The members of the committee are Carl I. Gable, June M. Henton and Thomas R. Oliver (the chairs of the Board’s audit, nominating and compensation committees, respectively). This committee met three times during 2005.

INDEPENDENCE DETERMINATION

For each director, the Board makes a determination of whether the director is “independent” under the criteria established by the Nasdaq Stock Market and other governing laws and regulations. In its review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. The current directors are Ray C. Anderson, Edward C. Callaway, Dianne Dillon-Ridgley, Carl I. Gable, Daniel T. Hendrix, Dr. June M. Henton, Christopher G. Kennedy,

J. Smith Lanier, II, James B. Miller, Jr., Thomas R. Oliver, and Clarinus C. Th. van Andel. As a result of its review, the Board has determined that all of the current directors, with the exception of Ray C. Anderson and Daniel T. Hendrix (who are employees), are independent. Even though they are not independent, Messrs. Anderson and Hendrix have contributed greatly to the Board and the Company through their wealth of experience, expertise and judgment.

The independent directors meet in regularly scheduled executive sessions without Messrs. Anderson and Hendrix or other members of management present. In 2005, the independent directors met six times in executive session.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

The following table sets forth, as of February 1, 2006 (unless otherwise indicated), beneficial ownership of each class of the Company’s Common Stock by: (i) each person, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each nominee for director, (iii) each individual named in the Summary Compensation Table on page 10, and (iv) all executive officers and directors of the Company as a group.

Beneficial Owner (and Business Address of 5% Owners)	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)	Percent of Class A After Conversion(2)
Ray C. Anderson	Class A	68,000	(3)	*	7.1%
2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia 30339	Class B	3,473,017	(3)	47.6%

Ariel Capital Management, Inc.	Class A	8,252,304	(4)(5)	17.8%
200 E. Randolph Drive, Suite 2900 Chicago, Illinois 60601

Dimensional Fund Advisors, Inc.	Class A	3,178,377	(4)(6)	6.8%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401

FMR Corp. and Edward C. Johnson III	Class A	4,964,911	(4)(7)	10.7%
82 Devonshire Street Boston, Massachusetts 02109

Michael D. Bertolucci	Class A	86,152		*	*
	Class B	160,980	(8)	2.2%

Edward C. Callaway	Class A	20,000		*	*
	Class B	17,000	(9)	*

Robert A. Coombs	Class A	50,333		*	*
	Class B	192,727	(10)	2.6%

Dianne Dillon-Ridgley	Class A	100		*	*
	Class B	63,000	(11)	*

Carl I. Gable	Class A	10,140	(12)	*	*
	Class B	84,244	(12)	1.2%

Daniel T. Hendrix	Class A	47,260		*	2.1%
	Class B	924,959	(13)	12.7%

June M. Henton	Class A	2,000		*	*
	Class B	32,600	(14)	*

Christopher G. Kennedy	Class A	30,223	(15)	*	*
	Class B	33,000	(15)	*

J. Smith Lanier, II	Class A	47,400	(16)	*	*
	Class B	357,648	(16)	4.9%

Beneficial Owner (and Business Address of 5% Owners)	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)	Percent of Class A After Conversion(2)
James B. Miller, Jr	Class A	19,000		*	*
	Class B	33,000	(17)	*

Thomas R. Oliver	Class A	120,000		*	*
	Class B	63,000	(18)	*

Clarinus C. Th. van Andel	Class B	109,300	(19)	1.5%	*

John R. Wells	Class A	94,112		*	1.3%
	Class B	495,386	(20)	6.8%

Raymond S. Willoch	Class A	46,346		*	*
	Class B	285,240	(21)	3.9%

All executive officers and directors as a group
(19 persons)	Class A	710,756		1.5%	14.2%
	Class B	6,842,617	(22)	93.8%

*	Less than 1%.

(1)	Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares. The Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.

(2)	Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares beneficially owned by such person or group into Class A shares.

(3)	Includes 15,000 Class A shares held by Mr. Anderson’s wife, although Mr. Anderson disclaims beneficial ownership of such shares. Also includes 41,000 Class B shares that may be acquired by Mr. Anderson pursuant to exercisable stock options, and 24,262 Class B shares that Mr. Anderson beneficially owns through the Company’s 401(k) plan.

(4)	Based upon information included in statements as of December 31, 2005 provided to the Company by such beneficial owners.

(5)	All such shares are held by Ariel Capital Management, Inc. (“Ariel”) for the accounts of investment advisory clients. Ariel, in its capacity as investment adviser, has sole voting power with respect to 5,247,414 of such shares and sole dispositive power with respect to 8,238,514 of such shares.

(6)	All such shares are held by Dimensional Fund Advisors, Inc. (“Dimensional”) as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Dimensional disclaims beneficial ownership of all such shares. Dimensional, in its capacity as investment adviser, has sole voting and dispositive power with respect to all such shares.

(7)	FMR Corp. is a parent holding company. Fidelity Management & Research Company (“Fidelity”), which is a wholly-owned subsidiary of FMR Corp. and is a registered investment advisor, beneficially owns 4,964,911 shares of Class A Common Stock. Mr. Johnson, FMR Corp. (through its control of Fidelity) and the Fidelity funds state that each has sole power to dispose of those 4,964,911 shares; however, none of them has sole power to vote or direct the voting of the shares, which power resides with the Boards of Trustees of the funds.

(8)	Includes 44,052 restricted Class B shares, and 94,488 Class B shares that may be acquired by Dr. Bertolucci pursuant to exercisable stock options. (See “Compensation Committee Report on Executive Compensation — Long Term Incentives” below for a discussion of the restrictions on restricted stock.) Also includes 22,440 Class B shares held by Dr. Bertolucci pursuant to the Company’s 401(k) plan.

(9)	Includes 6,000 restricted Class B shares, and 8,000 Class B shares that may be acquired by Mr. Callaway pursuant to exercisable stock options.

(10)	Includes 93,227 restricted Class B shares, and 99,000 Class B shares that may be acquired by Mr. Coombs pursuant to exercisable stock options.

(11)	Includes 6,000 restricted Class B shares, and 54,000 Class B shares that may be acquired by Ms. Dillon-Ridgley pursuant to exercisable stock options.

(12)	Includes 140 Class A shares held by Mr. Gable as custodian for his son. Includes 6,000 restricted Class B shares, and includes 14,000 Class B shares that may be acquired by Mr. Gable pursuant to exercisable stock options.

(13)	Includes 428,147 restricted Class B shares, and 400,004 Class B shares that may be acquired by Mr. Hendrix pursuant to exercisable stock options. Also includes 4,209 Class B shares beneficially owned by Mr. Hendrix pursuant to the Company’s 401(k) plan.

(14)	Includes 6,000 restricted Class B shares, and 14,000 Class B shares that may be acquired by Dr. Henton pursuant to exercisable stock options.

(15)	Includes 6,000 restricted Class B shares, and 24,000 Class B shares that may be acquired by Mr. Kennedy pursuant to exercisable stock options. Mr. Kennedy serves on the Board of Trustees of Ariel Mutual Funds, for which Ariel Capital Management, Inc. serves as investment advisor and performs services which include buying and selling securities on behalf of the Ariel Mutual Funds. Mr. Kennedy disclaims beneficial ownership of all Class A shares held by Ariel Capital Management, Inc. as investment advisor for Ariel Mutual Funds.

(16)	Includes 400 Class A shares and 157,004 Class B shares held by Mr. Lanier’s wife. Also includes 3,000 restricted Class B shares, and 14,000 Class B shares that may be acquired by Mr. Lanier pursuant to exercisable stock options. Mr. Lanier disclaims beneficial ownership of the shares owned by his wife.

(17)	Includes 6,000 restricted Class B shares, and 24,000 Class B shares that may be acquired by Mr. Miller pursuant to exercisable stock options.

(18)	Includes 6,000 restricted Class B shares, and 54,000 Class B shares that may be acquired by Mr. Oliver pursuant to exercisable stock options.

(19)	Includes 6,000 restricted Class B shares, and 4,000 Class B shares that may be acquired by Mr. van Andel pursuant to exercisable stock options.

(20)	Includes 252,939 restricted Class B shares, and 222,334 Class B shares that may be acquired by Mr. Wells pursuant to exercisable stock options. Also includes 9,739 Class B shares beneficially owned by Mr. Wells pursuant to the Company’s 401(k) plan.

(21)	Includes 158,904 restricted Class B shares, and 126,335 Class B shares that may be acquired by Mr. Willoch pursuant to exercisable stock options.

(22)	Includes 1,376,429 restricted Class B shares, and 1,357,721 Class B shares that may be acquired by all executive officers and directors as a group pursuant to exercisable stock options. Also includes 65,506 Class B shares that are beneficially owned pursuant to the Company’s 401(k) plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of January 1, 2006.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders:
Interface, Inc. Omnibus Stock Incentive Plan(1)	2,790,297	$5.74	807,065 (2)
Interface, Inc. Key Employee Stock Option Plan (1993)	84,000	$7.77	0
Total	2,874,297	$5.80	807,065
Equity Compensation Plans Not Approved by Security Holders:
Offshore Stock Option Plan	6,534	$8.13	0
Individual Compensation Arrangements(3)	44,000	$6.01	0
Total	50,534	$6.28	0

(1)	The Interface, Inc. Omnibus Stock Incentive Plan (the “Omnibus Plan”), which was originally approved by shareholders in 1997, is the only currently-outstanding equity compensation plan pursuant to which awards may be made. The Interface, Inc. Key Employee Stock Option Plan (1993) (the “Key Employee Plan”) and the Offshore Stock Option Plan (the “Offshore Plan”) were terminated, as to new grants, as of the effective date of the Omnibus Plan. Grants under the Key Employee Plan and Offshore Plan that were outstanding upon termination of those plans, however, remained outstanding.

(2)	The number of securities remaining available for future issuance under the Omnibus Plan (excluding securities reflected in column (a)) as of January 1, 2006 was 807,065. Shares outstanding under the Key Employee Plan and Offshore Plan that are forfeited, terminated or otherwise expire unexercised after January 1, 2006 would also become available for issuance under the Omnibus Plan. (The amended and restated Omnibus Plan, which is the subject of Item 2 of this Proxy, would no longer allow shares subject to awards under the Company’s former stock option plans to become available for new awards.)

(3)	As of January 1, 2006, the Company maintained stock option agreements outside the other listed equity plans with two non-employee individuals (one consultant and one supplier) with respect to a total of 44,000 shares (comprised of 24,000 options at $7.00 per share, and 20,000 options at $4.8125 per share). These agreements provide for a five-year vesting period (all options under these agreements have now vested) and a ten-year term.

EXECUTIVE COMPENSATION AND RELATED ITEMS

Summary of Cash and Certain Other Compensation

The following table sets forth, for each of the last three fiscal years of the Company, certain information concerning compensation paid by the Company and its subsidiaries to the Company’s Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company (referred to herein as the “named executive officers”) based on salary and bonus earned in fiscal 2005. For each of the last three fiscal years of the Company, the total amount of perquisites and other personal benefits paid to each named executive officer did not exceed the lesser of $50,000 or 10% of such officer’s total annual salary and bonus, and thus are not included in the table.

Summary Compensation Table

Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Daniel T. Hendrix	2005	725,000	980,925	596,700	–0–	76,232
President and Chief	2004	650,062	593,450	292,500	50,000	90,610
Executive Officer	2003	637,520	155,384	135,500	50,000	76,032

John R. Wells	2005	475,000	427,656	367,200	–0–	17,466
Senior Vice President	2004	400,000	326,308	175,500	30,000	11,649
(Division President)	2003	396,666	153,039	81,300	30,000	9,056

Raymond S. Willoch	2005	335,000	355,770	279,990	–0–	12,350
Senior Vice President	2004	305,000	231,404	117,000	20,000	8,186
and General Counsel	2003	303,333	58,328	54,200	20,000	7,037

Michael D. Bertolucci	2005	297,500	315,945	–0–	–0–	5,774
Senior Vice President	2004	288,750	219,075	–0–	–0–	7,968
	2003	274,999	52,940	–0–	–0–	6,745

Robert A. Coombs(3)	2005	281,085	242,123	257,958	–0–	25,297
Vice President	2004	300,916	251,453	58,500	10,000	27,082
(Division President)	2003	285,820	241,161	40,650	15,000	25,724

(1)	Represents the dollar value of restricted stock awarded to the named executive officer (calculated by multiplying the number of shares awarded by the closing price of the Company’s Class A Common Stock as reported by the Nasdaq Stock Market on the date of grant). As of January 1, 2006, total restricted stock awards outstanding and related fair market values (based on the closing price of the Company’s Class A Common Stock as reported by the Nasdaq Stock Market on December 30, 2005) were as follows: Mr. Hendrix — 456,714 shares ($3,754,189); Mr. Wells — 237,087 shares ($1,948,855); Mr. Willoch — 159,350 shares ($1,309,857); Mr. Bertolucci — 58,932 shares ($484,421); and Mr. Coombs — 64,767 shares ($532,385). Awards of restricted stock vest in increments of one-half, except for the 2003 awards which vest in increments of one-third. With respect to the 2003 awards, the first two increments (one-third each) vest no earlier than the first and third anniversaries, respectively, of the grant date and only if a pre-determined performance target has been met on or after such anniversary (for Messrs. Hendrix and Willoch, the performance target is based on appreciation of Class A Common Stock price and, for Messrs. Wells and Coombs, the performance target is based on increases in sales volumes within their respective business units). The 2004 awards vest in two increments (one-half each) no earlier than the second and third anniversaries, respectively, of the grant date and only if a pre-determined performance target has been met on or after such anniversary (the performance targets for the 2004 awards are based on the same criteria as the 2003 awards). The 2005 awards vest in two increments (one-half each) no earlier than the first and second anniversaries, respectively, of the grant date and only if a pre-determined performance target has been met on or after such anniversary (for Messrs. Hendrix and Willoch, the performance target is based on increases in the Company’s operating income and, for Messrs.

Wells and Coombs, the performance target is based on increases in operating income in their respective business units). All unvested awards (i.e., all award shares not vested previously under the performance criteria) will vest on the seventh anniversary of the grant date for the 2003 awards, and on the fifth anniversary of the grant date for the 2004 and 2005 awards (except that only 75% of the shares under the 2005 awards are eligible to vest based on lapse of time). Shares of restricted stock have voting rights, and dividends (to the extent any are declared by the Board of Directors) are paid on those shares.

(2)	Includes the Company’s matching contribution under the Company’s 401(k) plan and/or its Nonqualified Savings Plan ($4,200, $17,466, $12,350 and $5,774 for Messrs. Hendrix, Wells, Willoch and Bertolucci, respectively, in 2005), and, in the case of Mr. Hendrix, the dollar value of the annual premiums paid by the Company under a life insurance policy pursuant to a split-dollar insurance agreement with him ($72,032 in 2005). For Mr. Coombs, includes the employer’s contribution under a pension plan ($25,297 in 2005).

(3)	Mr. Coombs was compensated in currencies other than the U.S. dollar. All compensation amounts for Mr. Coombs have been translated into U.S. dollars at the exchange rate in effect at the end of the respective fiscal year. Although Mr. Coombs’ salary and bonus increased from 2004 to 2005 in local currency, the translation into U.S. dollars negatively affected his reported compensation for 2005.

Compensation Pursuant to Salary Continuation Plan

The Company maintains a nonqualified salary continuation plan (the “Salary Continuation Plan”) which is designed to induce selected employees of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those which they may receive under the Company’s other benefit programs. The Salary Continuation Plan entitles participants to (i) retirement benefits upon normal retirement from the Company at age 65 (or early retirement as early as age 55) after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives (or, if elected by a participant, a reduced benefit is payable for the remainder of the participant’s life and any surviving spouse’s life) and in no event for less than 10 years under the death benefit feature; (ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the participant for a period of up to 10 years (or, if elected by a surviving spouse that is the designated beneficiary, a reduced benefit is payable for the remainder of such surviving spouse’s life). Benefits are determined according to one of three formulas contained in the Salary Continuation Plan. The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefit formula applicable to each. The Company’s obligations under the Salary Continuation Plan are currently unfunded (although the Company uses insurance instruments to hedge its exposure thereunder); however, the Company is required to contribute the present value of its obligations thereunder to an irrevocable grantor trust in the event of a “Change in Control” (as such term is defined in the Salary Continuation Plan) of the Company. Each of Messrs. Hendrix, Wells and Willoch has entered into a Salary Continuation Agreement with the Company pursuant to the Salary Continuation Plan. The annual retirement benefit for Messrs. Hendrix, Wells and Willoch would be $326,102, $211,001 and $153,481, respectively, based on their compensation during the measurement periods ended in 2005 (and assuming retirement at age 55 and no election of spousal survivor benefit).

Stock Option Grants

No stock options were granted to the named executive officers during fiscal year 2005.

Option Exercises and Year-End Option Values

The following table sets forth, for each of the named executive officers, (i) the number of shares of Common Stock received upon exercise of options, (ii) the aggregate dollar value received upon exercise, (iii) the number of options held at fiscal year-end, and (iv) the value of such options at fiscal year-end.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options At Fiscal Year-End ($)(1) Exercisable/Unexercisable
Daniel T. Hendrix	50,000	$344,023	372,470/37,534	$519,738/$52,400
John R. Wells	36,000	$18,180	220,115/14,719	$471,113/$20,960
Raymond S. Willoch	28,500	$167,905	121,595/8,740	$92,160/$13,880
Michael D. Bertolucci	38,700	$162,445	88,077/10,411	$6,300/$20,960
Robert A. Coombs	–0–	–0–	89,000/15,000	$132,173/$35,800

(1)	Aggregate market value of the shares issuable upon exercise of the options (based on December 30, 2005 closing price for Class A Common Stock of $8.22 per share), less the aggregate exercise price payable by the named executive officer.

Long Term Incentive Awards

The following table sets forth, for each of the named executive officers, incentive awards relating to a performance period occurring over more than one fiscal year. Each of the awards is part of a special incentive program implemented by the Compensation Committee effective during fiscal years 2005–2006. The special incentive program provides executive officers of the Company a bonus compensation opportunity that is based on the achievement of a key business performance objective by the end of fiscal year 2006. The performance objective is reduction in Company debt and/or accumulation of cash on the balance sheet totaling a specified amount by December 31, 2006. (The baseline is the fiscal 2004 year-end balance sheet.) The payout to each executive officer for the achievement of the performance objective would be a cash amount equaling 50% of the officer’s respective base salary (at the time of achievement). Any bonus paid under this program would be excluded from any severance benefits available to the officer in case of termination (except in the case of termination following a change in control of the Company), and also would be excluded from the final average earnings formulas of Salary Continuation Agreements and all other applicable retirement or pension plans.

Name	Total Amount of Potential Bonus Under Special Incentive Program	Performance Period	Estimated Potential Payout if Performance Objective is Met
Daniel T. Hendrix	50% of One Year’s Base Salary	01/03/05 to 12/31/06	$362,500
John R. Wells	50% of One Year’s Base Salary	01/03/05 to 12/31/06	$245,000
Raymond S. Willoch	50% of One Year’s Base Salary	01/03/05 to 12/31/06	$173,750
Michael D. Bertolucci	50% of One Year’s Base Salary	01/03/05 to 12/31/06	$148,750
Robert A. Coombs(1)	50% of One Year’s Base Salary	01/03/05 to 12/31/06	$146,140

(1)	Estimated potential payment is converted to U.S. dollars based on exchange rate as of the end of fiscal year 2005.

Employment Agreements

In April 1997, the Company entered into substantially similar employment agreements with each of Messrs. Hendrix, Wells, Willoch and Bertolucci. Each of their agreements is for a rolling two-year term, such that the remaining term is always two years (until such time as the executive reaches the age of 63, at which time the term is fixed for an additional two years and then expires upon the executive reaching age 65; Mr. Bertolucci’s agreement has now expired). The Company may terminate any of such agreements upon two years’ notice. In the event that the Company terminates an officer’s employment without just cause, the officer will be entitled to continue to receive his salary and bonus, and participate in certain employee benefit plans, for the remainder of the term of the agreement. The officer also will immediately vest in all unvested employee stock options, and a percentage of theretofore unvested restricted stock awards (as specified in the applicable restricted stock agreement). The employment agreements also contain provisions placing restrictions on the officer’s ability to compete with the Company following the termination of the agreement.

Change in Control Agreements

In April 1997, each of Messrs. Hendrix, Wells, Willoch and Bertolucci entered into substantially similar “change in control agreements” with the Company. Each of their agreements is for a rolling two-year term, such that the remaining term is always two years (until such time as the executive reaches the age of 63, at which time the term is fixed for an additional two years and then expires upon the executive reaching age 65; Mr. Bertolucci’s agreement has now expired). The Company generally may terminate any of such agreements upon two years’ notice. The agreements provide for certain benefits in the event of a termination of employment under certain circumstances in connection with a “Change in Control” (as defined in the agreements) of the Company. In general, each agreement provides benefits to the officer upon an “Involuntary Termination” (essentially, termination without cause) or a “Voluntary Termination” (essentially, resignation in the face of coercive tactics) occurring within 24 months after or six months prior to the date of a change in control. Upon any such termination, the officer will be entitled to receive the following benefits: (i) the officer’s then-current salary, for the balance of the term, paid in a lump sum discounted to present value; (ii) bonus payments for the balance of the term, paid in a lump sum discounted to present value and based upon the bonuses received during the two years prior to the termination, as well as a prorated bonus for the year in which employment is terminated; (iii) continuation of health and life insurance coverage for the balance of the term; and (iv) continuation of eligibility to participate in Company retirement plans for the balance of the term, or the provision of comparable benefits. In addition, the officer will immediately vest in all unvested employee stock options and restricted stock awards in the event of a Change in Control. Benefits paid under the change in control agreements will be reduced by the compensation and benefits, if any, paid to an officer pursuant to his employment agreement with the Company. If the payment of any such benefits would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the officer is entitled to receive a “gross-up” payment to cover the amount of the excise taxes and any related taxes on the gross-up payment.

Compensation of Directors

The Company’s non-employee directors (“outside directors”) are paid an annual director’s fee of $30,000, plus $1,000 for each Board or Board committee meeting attended. Outside directors who serve on the Audit Committee or the Compensation Committee are paid an additional $5,000 per year, except that the Chairperson of the Audit Committee and the Chairperson of the Compensation Committee are paid an additional $10,000 per year (rather than $5,000). In addition, the lead independent director of the Board is paid an incremental $10,000 per year. Directors also are reimbursed for expenses in connection with attending Board and Committee meetings.

In 2005, each director also was awarded 3,000 restricted shares of Company stock. The awards of restricted stock vest in two increments of one-half each, no earlier than the first and second anniversaries, respectively, of the grant date of the award and only if the Company’s operating income has risen to a specified target level. All unvested shares will vest on the third anniversary of the grant date.

Certain Relationships and Related Transactions

Ray C. Anderson, who serves as Chairman of the Board and Chairman of the Executive Committee of the Board, remains an employee of the Company. In his capacity as an employee, Mr. Anderson was compensated during 2005 as follows: (i) salary and bonus of $1,240,000, (ii) annual premiums of $173,000 paid by the Company under certain life insurance policies pursuant to a split-dollar insurance agreement between the Company and Mr. Anderson; and (iii) miscellaneous perquisites of $75,351. In addition, as an employee of the Company, Mr. Anderson also was covered by certain of the Company’s benefits programs, such as medical and dental insurance plans. Mr. Anderson received no awards of restricted stock or stock options during 2005. Mr. Anderson entered into an employment agreement and a change in control agreement with the Company in April 1997, each of which is substantially similar to those described above for Messrs. Hendrix, Wells, Willoch and Bertolucci (except that the term of each of Mr. Anderson’s agreements is a rolling two-year term until such time as he reaches the age of 70, at which time the term is fixed for an additional two years and then expires upon his reaching age 72). Mr. Anderson also has entered into a salary continuation agreement with the Company pursuant to the Salary

Continuation Plan described above. In connection with Mr. Anderson’s transition from Chief Executive Officer to non-executive Chairman in 2001, his future retirement benefit under the salary continuation agreement was set at $480,060 per year.

Prior to 2003, the Company made loans to Mr. Anderson, primarily in connection with Mr. Anderson’s payment of income taxes that were due prior to the payment of expected compensation from the Company. The largest aggregate amount of such indebtedness outstanding at any time during fiscal 2005 was $434,209. The indebtedness bore interest at the Company’s marginal cost of funds. The indebtedness was due by no later than February 28, 2006, with mandatory prepayments from any bonuses (less withholding amounts required by law) received by Mr. Anderson prior to that time. The loans have now been repaid in full.

A wholly-owned subsidiary of the Company employs James A. Lanier, son-in-law of Ray C. Anderson, as its Director of Sales for Colleges & Universities. In 2005, Mr. Lanier earned salary and bonus of $215,057 and participated in certain of the Company’s benefit programs generally available to employees in the U.S.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overall Philosophy and Administration

The goals of the Company’s executive compensation program, as developed and administered by the Compensation Committee of the Board of Directors, include:

•	Establishing strong links between the Company’s performance and total compensation earned — i.e., “paying for performance”;

•	Providing incentives for executives to achieve specific performance objectives;

•	Promoting and facilitating executive officer stock ownership, and thereby motivating executives to think and act as owners;

•	Emphasizing the Company’s mid and long term performance, thus enhancing shareholder value; and

•	Offering market competitive total compensation opportunities to attract and retain talented executives.

The Committee intends that the Company’s pay program provide compensation commensurate with the level of financial performance achieved, the responsibilities undertaken by the executives, and the compensation packages offered by comparable companies. The program currently consists of three principal components: (1) competitive base salaries; (2) annual cash bonuses based on the achievement of established performance goals; and (3) long term incentives such as awards of restricted stock. The Committee strives for each of these three components to receive substantial weighting each year so that a large portion of executive compensation is directly linked to advancing the Company’s financial performance and the interests of shareholders. In addition, the Committee on occasion provides special incentive opportunities to executives for the accomplishment of specific performance objectives.

The Committee, which is composed entirely of independent directors, establishes base salaries for the executive officers, including the named executive officers. The Committee also administers the annual bonus program, the long term incentive program, and, when applicable, special incentive programs. In fulfilling its responsibilities, the Committee regularly seeks input from nationally-recognized, independent compensation consultants and periodically seeks input from appropriate Company executives.

Base Salaries

The Committee generally strives to set base salaries at the market median (50th percentile) of salaries offered by other employers in our industry and other publicly traded companies with characteristics similar to the Company (size, growth rate, etc.), based on information provided by independent compensation consultants. Some of the companies considered from time to time are included in the list of companies comprising the “self-determined peer group” index used in the performance graph below.

In addition, the Committee may consider other factors when setting individual salary levels, which may result in salaries above or below the targeted amount. These factors include the executive’s level of responsibility, achievement of goals and objectives, tenure with the Company, and specific background or experience, as well as external factors such as the availability of talent, the recruiting requirements of the particular situation, internal equalization policies of the Company, and general economic conditions.

Base salary adjustments for executive officers generally are made (if at all) annually and are dependent on the factors described above. Based on the foregoing considerations, in December 2004, the Committee approved 2005 base salary increases for the named executive officers in an aggregate amount of $198,500 for the group of five executives (an average increase of 8.6% per executive). The Committee determined the raises were warranted based, in part, on improvements in the Company’s performance in fiscal year 2004, which included (1) a 15% increase in net sales to $881.7 million, (2) a 94% increase in operating income to $60.7 million, and (3) a $14.5 million turnaround in income from continuing operations.

Annual Bonuses

The Committee administers the shareholder-approved Executive Bonus Plan, which provides annual bonus opportunities for Company executives. Annual bonus opportunities provide an incentive for executives to earn compensation based on the achievement of important corporate or business unit (division or subsidiary) financial performance and individual performance goals. In determining the appropriate bonus opportunities, the Committee seeks to establish potential awards that, when combined with annual salary, place the total overall cash compensation for the Company’s executives in the third quartile (between the market 50th percentile and the market 75th percentile) for comparable companies, provided that the performance objectives are substantially achieved.

Each executive officer of the Company, including the Chief Executive Officer, is assigned a bonus potential (typically ranging between 70%–110% of base salary), and a personalized set of financial and, in the case of certain staff positions, non-financial objectives. Actual awards can range from 0% to 125% of the bonus potential, depending on the degree to which the established objectives are achieved. In 2005, 100% of the bonus potential for the Chief Executive Officer and each of the executive officers who were directly accountable for the profitability of a business unit was based on measurable financial objectives, which consisted of growth in operating income, cash flow, revenue and earnings per share. Relative weights assigned to these financial objectives were 40%, 30%, 20% and 10%, respectively. For executives who were not directly accountable for the profitability of a business unit, 80% of their bonus potential was based on these same financial objectives (relative weights assigned to the financial objectives were 30%, 25%, 15% and 10%, respectively), with the remaining 20% based on non-financial objectives. Evaluation of non-financial objectives is, inherently, somewhat subjective, and equal weight typically is assigned to each of these objectives.

For 2005, each of the named executive officers received a bonus, which appears in the “Summary Compensation Table” of this Proxy Statement, as their respective performance objectives were determined to have been achieved, in part, for the year. The achievements included:

•	On a consolidated basis (applicable to Messrs. Hendrix, Willoch and Bertolucci), the Company experienced 35% growth in operating income (to $82.0 million) and 12% growth in revenue (to $985.7 million) in 2005;

•	Americas floorcoverings (managed by Mr. Wells) experienced 22% growth in operating income and 17% growth in revenue in 2005;

•	Asia-Pacific floorcoverings (managed by Mr. Coombs) experienced 29% growth in operating income and 21% growth in revenue in 2005; and

•	The Company’s income per basic share from continuing operations (applicable to all of the named executive officers) was $0.35 in 2005, compared with $0.13 in 2004.

Long Term Incentives

The Committee administers the shareholder-approved Interface, Inc. Omnibus Stock Incentive Plan, which is an equity-based plan that allows for long term incentive awards such as restricted stock and stock options. The long term incentive awards made during 2005 to Company executives consisted of restricted stock grants with performance-based vesting acceleration features. No stock options were granted to Company executives in 2005.

Long term incentives are intended to attract and retain outstanding executive talent, create a direct link between shareholder and executive interests by focusing executive attention on increasing shareholder value, and motivate executives to achieve specific performance objectives. For instance, stock options (when granted) have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant. Thus, the stock options only have value if the market price of the Company’s stock rises after the grant date. Additionally, restricted stock awards generally vest over a period of multiple years (five years for the 2005 awards), giving the executive an incentive to remain employed with the Company for a significant time period to completely vest in an award. However, awards of restricted stock may vest earlier if specific performance criteria are met. (A portion of the 2005 awards is forfeited altogether if performance criteria are not met.) For the executive officers directly accountable for the profitability of a business unit, the accelerated vesting criteria for the 2005 awards is based on improvement in the applicable business unit’s operating income. For the Chief Executive Officer, and each of the staff executives not directly accountable for the profitability of a business unit, the accelerated vesting criteria for the 2005 awards is based on increases in the Company’s consolidated operating income.

The size of the awards made to individual officers is based on an evaluation of several factors, including the officer’s level of responsibility, the officer’s base salary and the Company’s overall compensation objectives. The amount and nature of prior equity incentive awards are generally considered in determining new Omnibus Stock Incentive Plan awards for executive officers. Consistent with prevailing practices in the marketplace, the Committee currently intends to make long term incentive awards to executives and non-employee directors each fiscal year.

Please see the “Summary Compensation Table” of this Proxy Statement for the Omnibus Stock Incentive Plan awards made to the named executive officers in 2005.

Special Incentives

From time to time, the Committee may implement special incentive programs which provide executives an opportunity to earn additional compensation if specific performance objectives are met. The time period for achievement of the objectives may vary from less than a year to a multiple year period. In each case, the performance objectives are designed to align the interests of executives with the interests of shareholders, and encourage executives to think and act as owners.

The Committee implemented a special incentive program for executive officers of the Company effective during fiscal years 2005–2006. Awards under this special incentive program are tied to the Company achieving a key business performance objective by the end of fiscal 2006. The performance objective is reduction in Company debt and/or accumulation of cash on the balance sheet totaling a specified amount by December 31, 2006. (The baseline is the fiscal 2004 year-end balance sheet.) The potential payout to each executive officer for the achievement of the performance objective would be a cash amount equaling 50% of the officer’s respective base salary (at the time of achievement). This program, which is described in more detail under the heading “Long Term Incentive Awards” on page 12 of this Proxy Statement, is designed to align the interests of executives with the interests of shareholders on this important objective. After the conclusion of fiscal 2005, the Committee determined that the specified performance objective has not yet been met, and therefore no compensation was paid to executives under this special incentive program for 2005.

Stock Ownership and Retention Guidelines

To further tie the financial interests of Company executives to those of shareholders, the Committee has established stock ownership and retention guidelines. Under these guidelines, executive officers are expected to accumulate a number of shares (unrestricted) of the Company’s common stock having a value equaling 1.5 times base salary in the case of the Chief Executive Officer and 1 times base salary in the case of the other executive officers (based on salaries and the stock price at the time the guidelines were adopted in 2004). The goal is for executives to reach this ownership level by January 2009. To facilitate accomplishing the goal, executive officers generally are expected to retain at least one-half of the net after-tax shares (i.e., the net shares remaining after first selling sufficient shares to cover the anticipated tax liability and, in the case of stock options, the exercise price) obtained upon the vesting of restricted stock and the exercise of stock options.

Non-employee directors also are subject to specific stock ownership targets. In addition, non-employee directors are expected to retain during their tenure all of the net after-tax shares obtained upon the vesting of restricted stock and at least one-half of the net after-tax shares obtained upon the exercise of stock options.

Chief Executive Officer Compensation

Compensation decisions relating to Mr. Hendrix, as Chief Executive Officer, are made using the same methodology described above for all other executives. The Committee also evaluates his strategic vision and leadership capabilities, his ability to make decisions and implement plans that create competitive advantage and enhance shareholder value, and his overall effectiveness as a leader and role model. To assist in this evaluation, the Committee requires each member of the Board to complete a detailed Chief Executive Officer evaluation.

Mr. Hendrix was paid a base salary of $725,000 in fiscal 2005. As with all other named executive officers, Mr. Hendrix was paid a bonus for 2005. Mr. Hendrix’s financial objectives for his 2005 bonus (100% weight) were based on growth in operating income, cash flow, revenue and earnings per share. Mr. Hendrix earned a 2005 bonus of $980,925 based on the degree of achievement of target levels for these objectives.

In addition, Mr. Hendrix received an award of 65,000 restricted shares in fiscal 2005, with the vesting provisions described above under “Long Term Incentives.” The Committee believes that the equity incentives awarded to Mr. Hendrix in 2005 are designed to maintain a strong link between the financial interests of Mr. Hendrix and the Company’s other shareholders.

Compensation Deductibility

An income tax deduction under federal law will be generally available for annual compensation in excess of $1 million paid to the chief executive officer and the named executive officers of a public corporation only if that compensation is “performance-based” and complies with certain other tax law requirements. Executive compensation under the Company’s Executive Bonus Plan, described above, meets these requirements and therefore qualifies for an income tax deduction under federal law.

Although the Committee considers deductibility issues when approving executive compensation elements, the Company and the Committee believe that other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, are important and may supersede the goal of maintaining deductibility. Consequently, the Company and the Committee may make compensation decisions without regard to deductibility when it is deemed to be in the best interests of the Company and its shareholders to do so.

The foregoing policies and programs are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

THE COMPENSATION COMMITTEE

Thomas R. Oliver (Chair)
June M. Henton
Christopher G. Kennedy

Compensation Committee Interlocks and Insider Participation

None of the executive officers of the Company served as either (1) a member of the Compensation Committee or (2) a director of any entity of which any member of the Compensation Committee is an executive officer. In addition, none of the executive officers of the Company served as a member of the compensation committee of any entity of which any member of the Board of Directors is an executive officer.

STOCK PERFORMANCE

The following graph and table compare, for the five-year period ended January 1, 2006, the Company’s total return to shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) all U.S. companies listed on The Nasdaq Stock Market, and (ii) a self-determined peer group comprised primarily of companies in the commercial interiors industry. The Company’s Class A Common Stock price as of year-end 2005 was $8.22, but has since increased to $15.00 (as of April 7, 2006).

Comparison of Five Year Cumulative Total Returns ($)

	12/31/00	12/30/01	12/29/02	12/28/03	1/02/05	1/01/06
Interface, Inc.	100.0	69.0	37.4	71.9	118.4	97.6
Nasdaq Stock Market (U.S. Companies)	100.0	80.9	55.4	80.9	89.2	91.1
Self-Determined Peer Group	100.0	107.6	102.8	142.0	185.2	212.0

Notes:

A.	The lines represent annual index levels derived from compounded daily returns that include all dividends.

B.	The indices are re-weighted daily, using the market capitalization on the previous trading day.

C.	If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level was set to $100 as of 12/31/00 (the last day of fiscal 2000).

E.	The Company’s fiscal year ends on the Sunday nearest December 31.

F.	The following companies are included in the self-determined peer group: Actuant Corporation (formerly known as Applied Power, Inc.); Armstrong Holdings, Inc.; BE Aerospace, Inc.; Burlington Industries, Inc.; The Dixie Group, Inc.; Hon Industries Inc.; Herman Miller, Inc.; Kimball International, Inc.; Mohawk Industries, Inc.; and USG Corp. Burlington Industries, Inc. and Armstrong Holdings, Inc., which filed Chapter 11 bankruptcy petitions in 2001 and 2002, respectively, have been in the Company’s self-determined peer group for each of the past five years, and are included again this year to provide more consistent benchmarking with respect to the self-determined peer group.

RESOLUTION CONCERNING AMENDMENT AND RESTATEMENT OF THE
INTERFACE, INC. OMNIBUS STOCK INCENTIVE PLAN
(ITEM 2)

Purpose of the Amendment and Restatement

On February 22, 2006, the Board of Directors voted to amend and restate the Interface, Inc. Omnibus Stock Incentive Plan (the “Stock Incentive Plan” or the “Plan”), subject to shareholder approval. The Plan was originally adopted by the Board and approved by the shareholders in 1997, and an amendment to increase the number of shares reserved for issuance under the Plan was adopted by the Board and approved by the shareholders in 2001. The Board is now proposing to amend and restate the Stock Incentive Plan because the existing Plan is set to expire on January 19, 2007, and because, as of January 1, 2006, only 807,065 shares remained available for incentive awards under the Plan (plus the number of shares subject to stock options granted under the Company’s former stock option plans that are forfeited or terminated or otherwise expired unexercised). The amendment and restatement also implements certain corporate governance “best practices” related to the Plan.

The purpose of the amendment and restatement of the Stock Incentive Plan is to continue, by extending the term and making more shares available for such use, the original purpose of the Plan, which is to attract and retain key employees and directors of the Company and its subsidiaries by providing such persons with stock-based incentives and rewards for performance. The Stock Incentive Plan is also designed to promote the loyalty and retention of senior management and strengthen the mutuality of interests between senior management and the Company’s shareholders. Thus, the Company believes that it is important to maintain the Plan as an element of the Company’s compensation program. The material features of the Stock Incentive Plan are described below. A copy of the Plan is set forth in Appendix A to this Proxy Statement.

As of January 1, 2006, options for approximately 2,925,000 shares and restricted stock awards for approximately 1,471,221 shares of Common Stock were outstanding under the Stock Incentive Plan and the Company’s former stock option plans.

General

The Stock Incentive Plan provides for the grant to key employees and directors of the Company and its subsidiaries of restricted stock, incentive stock options (which qualify for certain favorable tax treatment, as described below), nonqualified stock options, stock appreciation rights, deferred shares, performance shares and performance units. Amended and restated as proposed, the aggregate number of shares of Common Stock (which may be either Class A or Class B Common Stock) that may be issued or transferred under the Stock Incentive Plan on or after the effective date of February 22, 2006, is 4,250,000, provided, however, that each share issued pursuant to an award other than a stock option will reduce the number of remaining shares available by two shares. No more than 3,187,500 shares of Common Stock may be issued under the Plan upon the exercise of incentive stock options (as described below). The amended and restated Plan would no longer allow shares subject to awards under the Company’s former stock option plans that are forfeited or terminated or otherwise expire unexercised to become available for new awards under the Plan.

Eligibility and Limitations; New Plan Benefits

The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Company or one of its subsidiaries (approximately 4,780 persons), outside directors and consultants or independent contractors performing bona fide services for the Company or one of its subsidiaries, are eligible for consideration as participants under the Plan, although only employees are eligible to receive grants of incentive stock options. The Compensation Committee has authority to determine the participants to whom awards will be granted, the form and amount of the awards (including whether the grant is for Class A or Class B Common Stock), the dates of grant, vesting period, option prices (in the case of awards of options), performance objectives (in the case of restricted shares, deferred shares, performance shares or performance units) and other terms of each award.

No participant may receive awards or options representing more than 500,000 shares of Common Stock or 1,000,000 performance units (as described below) during any calendar year under the Stock Incentive Plan. The

Plan may be amended from time to time by the Board of Directors or the Executive Committee of the Board, but no such amendment may increase the maximum number of shares issuable under the Stock Incentive Plan without the further approval of the shareholders of the Company.

Future awards under the Plan will be made in the discretion of the Compensation Committee, and, subject to the above limitations, the number of options and awards that may be granted in the future to eligible participants is not currently determinable.

Description of Awards

Restricted Shares.    Awards of restricted stock under the Stock Incentive Plan may be made either without consideration from the participant or, in the Compensation Committee’s discretion, in consideration of a payment by the participant that is less than the fair market value of the award on the date of grant. Awards of restricted stock generally will not be transferable by the participant other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of awards to family members or for estate planning purposes.

Stock Options.    Options granted under the Stock Incentive Plan may be incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options or a combination of the foregoing, although only employees are eligible to receive incentive stock options. All options under the Plan will be granted at an exercise price per share equal to not less than 100% of the fair market value of the Class A Common Stock on the date the option is granted. Options granted under the Plan will not be exercisable later than 10 years after the date of grant.

The Company receives no consideration upon the granting of an option. Full payment of the option exercise price must be made when an option is exercised. The exercise price may be paid in cash or in such other form as the Company may approve, including shares of Common Stock valued at their fair market value on the date of option exercise. The proceeds received by the Company from the exercise of options under the Stock Incentive Plan are used for general corporate purposes. Options generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of options to family members or for estate planning purposes.

There are no federal income tax consequences to the optionee or the Company upon the granting of options under the Stock Incentive Plan. The federal tax consequences upon exercise vary depending on whether the option is an incentive stock option or a nonqualified stock option.

At the time an optionee exercises an incentive stock option, the optionee generally does not recognize any income, nor is the Company entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of the shares if the disposition occurs at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding requirements. The net federal income tax effect to the holder of an incentive stock option is to defer, until the acquired stock is sold, taxation of any increase in the stock’s value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gains rates rather than at ordinary income rates.

If the above holding requirements are not met, then upon the sale of incentive stock option shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price. Any increase in the value of the option shares subsequent to exercise is long or short-term capital gain to the optionee depending upon the optionee’s holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the actual sales price exceeded the option exercise price. In either case, the Company is entitled to a compensation expense deduction to the extent of ordinary income recognized by the optionee.

When an optionee exercises a nonqualified stock option, the optionee recognizes, at the time of exercise, ordinary income in an amount equal to the excess of the fair market value of the shares received upon exercise over the aggregate exercise price paid for those shares, and the Company generally may deduct as an expense the amount of income so recognized by the optionee. Any gain upon a subsequent sale of the shares will be capital gain and will be long-term or short-term depending upon the holding period of the shares before the sale. For capital gains purposes, the holding period begins upon the exercise of the option, and the optionee’s basis in the shares is equal to the fair market value of the shares on the date of exercise.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise will be treated as the exercise of a nonqualified stock option. In addition, for purposes of the federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as the exercise of a nonqualified stock option.

Stock Appreciation Rights.    Stock appreciation rights (“SARs”) under the Stock Incentive Plan may be granted either in tandem with nonqualified stock options or as freestanding SARs. Tandem SARs may be exercised only in connection with the exercise of the related option. SARs may be exercised no later than ten years after the date of grant. Each grant of a freestanding SAR will specify a base price per share, which shall be equal to or greater than the fair market value of a share of Class A Common Stock on the grant date.

Upon exercise of an SAR, the Company will pay the participant a specified percentage (not to exceed 100%) of the amount by which the fair market value of a share of Class A Common Stock on the date of exercise exceeds the base price per share (in the case of freestanding SARs) or the exercise price of the related option (in the case of tandem SARs). The amount payable upon exercise of the SAR may be paid in cash, shares of Common Stock or any combination thereof, in the Compensation Committee’s discretion. SARs generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of SARs to family members or for estate planning purposes.

Deferred Shares, Performance Shares and Performance Units.    The Compensation Committee may also authorize grants to participants of deferred shares, performance shares and performance units. Deferred shares are granted subject to a deferral period, during which time the participant has no rights of ownership in the deferred shares. Performance shares and performance units become payable to the participant upon the achievement of specified performance objectives (as described below). A performance share is the equivalent of a share of Common Stock, and a performance unit is the equivalent of $1. The Stock Incentive Plan provides for the Compensation Committee to establish “performance objectives” for purposes of performance shares and performance units. When so determined by the Compensation Committee, awards of deferred stock and restricted stock may also specify performance objectives.

Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department or function within the Company in which the participant is employed. Any performance objectives applicable to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code will be selected from any of the following measures: operating income; cash flow; reduction of off-quality and waste; return on equity; earnings per share; total earnings; earnings growth; sales growth; return on capital; return on assets; earnings before interest and taxes; gross margin; economic value added; increases in the fair market value of the Company’s Common Stock; improvement in fixed charge coverage ratio; debt reduction and/or cash accumulation; measurable financial criteria associated with credit facility, bond indenture or other covenants; or any combination thereof. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or other events or circumstances render the performance objectives unsuitable, the Compensation Committee may modify such performance objectives or any related minimum acceptable level of achievement, in whole or in part, as it deems appropriate and equitable and subject to certain limitations under Section 162(m) of the Internal Revenue Code.

The Compensation Committee has not granted any stock appreciation rights, deferred shares, performance shares or performance units under the Stock Incentive Plan.

Vote Required and Recommendation of the Board

Under the Company’s Bylaws, the proposal to amend and restate the Stock Incentive Plan is approved if the affirmative votes cast by the Company’s outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(ITEM 3)

BDO Seidman, LLP acted as the Company’s independent auditors during the past fiscal year.

The Audit Committee has again appointed BDO Seidman, LLP to examine the accounts and other records of the Company for the fiscal year 2006. The Board of Directors will present to the annual meeting a proposal that such appointment be ratified. Should the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection.

BDO Seidman, LLP has no financial interest, direct or indirect, in the Company or any subsidiary.

A representative of BDO Seidman, LLP is expected to be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table shows the fees billed to the Company for professional audit and other services provided by BDO Seidman, LLP for fiscal years 2005 and 2004.

	2005	2004
Audit Fees(1)	$2,568,000	$3,052,000
Audit-Related Fees(2)	14,000	12,000
Tax Fees(3)	257,000	308,000
All Other Fees(4)	0	0
Total	$2,839,000	$3,372,000

(1)	“Audit Fees” consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting, review of the interim financial statements included in quarterly reports and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings.

(2)	“Audit-Related Fees” consist of fees billed primarily for employee benefit plan audits and other attestation services.

(3)	“Tax Fees” consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning, both domestic and international.

(4)	“All Other Fees” consist of fees billed for those services not captured in the audit, audit-related and tax categories. The Company generally does not request such services from the independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with the Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent auditors.

These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for and any pre-approval is detailed as to the particular services or category of services and is generally subject to a specific budget. None of the services rendered by the independent auditors under the categories “Audit-Related Fees”, “Tax Fees” and “All Other Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the Commission.

Vote Required and Recommendation of the Board

Under the Company’s Bylaws, the proposal to ratify the appointment of BDO Seidman, LLP to act as the Company’s independent auditors for fiscal year 2006 is approved if the affirmative votes cast by the Company’s outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE VOTED IN THIS MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during fiscal 2005 all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were met except that Christopher J. Richard, a Vice President of the Company, filed a late Form 4 with respect to a purchase of 3,000 shares; and Robert A. Coombs, a Vice President of the Company, filed a late Form 4 with respect to a sale of 5,000 shares.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board of Directors. (A copy of the Audit Committee Charter may be viewed on the Company’s website, www.interfaceinc.com.) The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent accountants, BDO Seidman, LLP, are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States. The independent accountants also are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles, on management’s assessment of the Company’s internal control over financial reporting, and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and BDO Seidman, LLP. In addition, the Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect. In addition, the Audit Committee has received the written disclosures from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent accountants their independence. The Audit Committee has also considered whether the provision of any services discussed above in Item 3 under the caption “Audit and Non-Audit Fees — All Other Fees” by BDO Seidman, LLP is compatible with maintaining BDO Seidman, LLP’s independence.

The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are “independent,” as required by applicable listing standards of Nasdaq as currently in effect. Although the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting (including in respect of auditor independence), the Board of Directors determined that each member does qualify as an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and BDO Seidman, LLP. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has followed appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company’s annual report on Form 10-K for the year ended January 1, 2006 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Carl I. Gable (Chair)
Edward C. Callaway
James B. Miller, Jr.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2007 annual meeting must be received by the Company no later than December 20, 2006, in order to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy for that meeting. In addition, in accordance with Article II, Section 9, of the Bylaws of the Company, proposals of shareholders intended to be presented at the Company’s 2007 annual meeting must be presented to the Board of Directors by no later than 90 days prior to that annual meeting, with such deadline for presentation of proposals estimated to be February 16, 2007.

COMMUNICATING WITH THE BOARD

Shareholders wishing to communicate with the Board of Directors may send communications via U.S. mail to the following address:

Chairman of the Board
Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, GA 30339

From time to time, the Board may change the process by which shareholders may communicate with the Board or its members. The Company’s website, www.interfaceinc.com, will reflect any changes to the process.

Attendance of Board members at annual meetings is left to the discretion of each individual Board member. Five Board members attended the 2005 annual meeting.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold shares as the registered holder. You can notify us by sending a written request to Interface, Inc., Attn: Secretary, 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

The Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By order of the Board of Directors

RAYMOND S. WILLOCH
Secretary

April 14, 2006

Appendix A

INTERFACE, INC.
OMNIBUS STOCK INCENTIVE PLAN
(Amended and Restated Effective February 22, 2006)

(1)    Purpose.  The purpose of the Interface, Inc. Omnibus Stock Incentive Plan (the “Plan”) is to attract and retain key employees and directors for Interface, Inc. (the “Company”) and its subsidiaries and to provide such persons with incentives and rewards for superior performance. The Plan was originally adopted effective January 20, 1997, and is hereby amended and restated effective February 22, 2006.

(2)    Definitions.  As used in this Plan, the following terms shall be defined as set forth below:

“Award” means any Appreciation Right, Deferred Share, Restricted Share, Stock Option, Performance Share or Performance Unit.

“Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee, executed on behalf of the Company by a senior officer (vice president level or higher), that sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee described in Section 4 of this Plan.

“Company” means Interface, Inc., a Georgia corporation, or any successor corporation.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

“Deferred Shares” means an award pursuant to Section 8 of this Plan of the right to receive Shares at the end of a specified Deferral Period.

“Effective Date” shall mean February 22, 2006.

“Employee” means any person, including an officer, employed by the Company or a Subsidiary.

“Exercise Price” means the purchase price payable upon the exercise of a Stock Option.

“Fair Market Value” means the fair market value of the Shares which, unless otherwise specified by the Committee with respect to any Award, shall be determined, for any valuation date, as the closing price of the Class A Shares on Nasdaq (or, if the Class A Shares are not traded on Nasdaq, such other national exchange on which the Class A Shares are traded) on the immediately preceding trading date.

“Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 of this Plan that is not granted in tandem with a Stock Option or similar right.

“Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

“Incentive Stock Options” means any Stock Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means any Stock Option that is not intended to qualify as an Incentive Stock Option.

Appendix A – page 1

“Optionee” means the person so designated in an Award Agreement evidencing an outstanding Stock Option.

“Outside Director” means a member of the Board who is not an Employee.

“Participant” means an Employee or Outside Director, or any consultant, outside director of a Subsidiary or independent contractor performing bona fide services for the Company or a Subsidiary, who is selected by the Committee to receive benefits under this Plan, provided, however, that only Employees shall be eligible to receive grants of Incentive Stock Options.

“Performance Objectives” means the objectives established pursuant to this Plan for Participants who have received Awards of Performance Shares or Performance Units or, when so determined by the Committee, Deferred Shares or Restricted Shares. Performance Objectives may be described in terms of Company-wide objectives, or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department or function within the Company in which the Participant is employed. The Performance Objectives applicable to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be selected from among any or all of the following measures: (i) operating income; (ii) cash flow, (iii) reduction of off-quality and waste; (iv) return on equity; (v) earnings per share; (vi) total earnings; (vii) earnings growth; (viii) return on capital; (ix) return on assets; (x) earnings before interest and taxes; (xi) gross margin; (xii) economic value added; (xiii) sales growth; (xiv) increase in the Fair Market Value of the Shares; (xv) improvement in fixed charge coverage ratio; (xvi) debt reduction and/or cash accumulation; or (xvii) measurable financial criteria associated with credit facility, bond indenture or other covenants. The Award Agreement may provide that if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, an acquisition or divestiture, or other events or circumstances render the specified Performance Objectives unsuitable or unfair, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. For Employees subject to the restrictions of Code Section 162(m), such changes shall be made in a manner consistent with Code Section 162(m).

“Performance Period” means a period of time established under Section 9 of this Plan within which the Performance Objectives relating to Performance Shares, Performance Units, Deferred Shares or Restricted Shares are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9 of this Plan.

“Plan” means this Interface, Inc. Omnibus Stock Incentive Plan, as amended and restated effective February 22, 2006.

“Restricted Shares” means Shares granted under Section 7 of this Plan subject to a substantial risk of forfeiture.

“Shares” means shares of the Class A or Class B common stock of the Company, $.10 par value per share, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan. Each Award granted under this Plan shall specify whether it relates to Class A Shares, Class B Shares, or a combination thereof.

“Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Exercise Price specified in the related Stock Option.

“Stock Appreciation Right” means a right granted under Section 6 of this Plan, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

Appendix A – page 2

“Stock Option” means a right to purchase Shares granted under Section 5 of this Plan.

“Subsidiary” means either: (i) a corporation of which more than 50 percent of the outstanding shares or securities (representing the right to vote for the election of directors) are now or hereafter owned or controlled, directly or indirectly, by the Company, or (ii) a noncorporate entity which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but of which more than 50 percent of the ownership interests (representing the right generally to make decisions for such other entity) are now or hereafter owned or controlled, directly or indirectly, by the Company; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation and outstanding at the time of such grant.

“Tandem Stock Appreciation Right” means a Stock Appreciation Right that is granted pursuant to Section 6 of this Plan in tandem with a Stock Option or any similar right granted under any other plan of the Company.

(3)    Shares Available Under this Plan.  Subject to adjustment as provided in Section 11 of this Plan, the number of Shares that may be issued or transferred under this Plan on or after the Effective Date (“Available Shares”) shall not in the aggregate exceed 4,250,000 Shares, constituting the sum of (a) a number of Shares not previously authorized for issuance under any plan, plus (b) the number of shares remaining available for issuance under the Plan but not subject to outstanding awards as of the Effective Date; provided, however, that each Share issued pursuant to an Award other than a Stock Option shall reduce the number of Available Shares by two (2) Shares. Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company. In no event shall the maximum number of Shares issued upon the exercise of Incentive Stock Options exceed 3,187,500, subject to adjustment as provided in Section 11. No Participant may receive Awards representing more than 500,000 Shares (subject to adjustment as provided in Section 11) in any one calendar year. In addition, the maximum number of Performance Units that may be granted to a Participant in any one calendar year is 1,000,000.

(4)    Administration of this Plan

(a)    This Plan shall be administered by a committee appointed by the Board from among its members, provided that the Board may act as the Committee at any time it deems appropriate. The Committee may delegate to any executive officer of the Company that is a member of the Board the authority to grant Awards to Participants who are not Outside Directors or executive officers of the Company, provided that the Committee shall have fixed the number of Shares subject to such grants.

(b)    The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement, and any determination by the Committee pursuant to any provision of this Plan or any Award Agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

(5)    Stock Options.  The Committee may from time to time authorize grants to Participants of Stock Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)    Each grant shall specify the number of Shares to which it pertains.

(b)    Each grant shall specify an Exercise Price per Share, which shall be equal to or greater than the Fair Market Value (110 percent of Fair Market Value for any Incentive Stock Option granted to 10-percent shareholder, within the meaning of Section 422 of the Code) on the Grant Date.

(c)    The form of consideration to be paid in satisfaction of the Exercise Price and the manner of payment of such consideration may be (i) cash in the form of currency, check or other cash equivalent acceptable to the Company; (ii) nonforfeitable, unrestricted Shares which have a value at the time of exercise that is equal to the Exercise Price, (iii) any other legal consideration that the Committee may deem appropriate and may specify in

Appendix A – page 3

a grant, including, without limitation, any form of consideration authorized under Section 5(d) below, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

(d)    On or after the Grant Date of any Stock Option other than an Incentive Stock Option, the Committee may determine that payment of the Exercise Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Exercise Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5(d), the Shares received by the Optionee upon the exercise of the Stock Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

(e)    Each Stock Option grant shall specify the period of continuous employment or service of the Optionee with the Company or any Subsidiary (or, in the case of an Outside Director, service on the Board) that is necessary before the Stock Option or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company (as defined in the Award Agreement evidencing the Stock Option) or other similar transaction or event.

(f)    Stock Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing; provided, however, only Nonqualified Stock Options may be granted to Outside Directors or other non-Employee Participants. Each grant shall specify whether (or the extent to which) the Stock Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Stock Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options.

(g)    No Stock Option granted under this Plan may be exercised more than 10 years from the Grant Date.

(h)    Each Stock Option grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine, consistent with this Plan. Unless the Committee specifies other terms consistent with the provisions of this Plan, the terms of any Stock Option shall be substantially the same as set forth in the sample Incentive Stock Option Agreement attached hereto as Exhibit A.

(6)    Stock Appreciation Rights.  The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee, expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)    Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares, or a combination thereof, and may either (i) grant to the Participant or reserve to the Committee the right to elect among those alternatives, or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

(b)    Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

(c)    Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable, and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

(d)    Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company (as defined in the Award Agreement evidencing the Stock Appreciation Right) or other similar transaction or event.

Appendix A – page 4

(e)    On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon, in cash or Shares, and on a current, deferred or contingent basis.

(f)    Each grant shall be evidenced by an Award Agreement, which shall describe the subject Stock Appreciation Rights, identify any related Stock Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine, consistent with this Plan.

(g)    Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Stock Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive, and (ii) by surrender of the related Stock Option (or such other right) for cancellation.

(h)    No Stock Appreciation Right may be exercised more than ten years from the Grant Date.

(i)    Regarding Freestanding Stock Appreciation Rights only:

(i)    Each grant shall specify for each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date.

(ii)    Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised.

(iii)    Each grant shall specify the period or periods of continuous employment or service of the Participant with the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company (as defined in the Award Agreement evidencing the Stock Appreciation Rights) or other similar transaction or event.

(iv)    No Freestanding Stock Appreciation Right granted under this Plan may be exercised more than 10 years from the Grant Date.

(7)    Restricted Shares.  Unless otherwise determined by the Committee, each grant of Restricted Shares shall be made with substantially the same terms as provided in Section 8 of this Plan as if such Restricted Shares were Deferred Shares, and the terms of any Award of Restricted Shares shall be substantially the same as set forth in the sample Restricted Stock Agreement attached hereto as Exhibit B. Alternately, the Committee may authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)    Each grant shall, unless otherwise determined by the Committee, constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)    Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

(c)    Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Grant Date, and any grant (or sale) may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company (as defined in the Award Agreement evidencing the Restricted Shares) or other similar transaction or event.

(d)    Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of

Appendix A – page 5

repurchase or first refusal rights of the Company, or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

(e)    Any grant may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Performance Shares and Performance Units.

(f)    Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

(g)    Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine, consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Company until all restrictions thereon lapse.

(8)    Deferred Shares.  The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)    Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(b)    Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

(c)    Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant (or sale) may provide for the earlier termination of such Deferral Period in the event of a change in control of the Company (as defined in the Award Agreement evidencing the Deferred Shares) or other similar transaction or event.

(d)    During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may, on or after the Grant Date, authorize the payment of dividend equivalents on such shares, in cash or additional Shares, and on a current, deferred or contingent basis.

(e)    Any grant may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Performance Shares and Performance Units.

(f)    Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine, consistent with this Plan.

(9)    Performance Shares and Performance Units.  The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)    Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(b)    The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a change in control of the Company (as defined in the Award Agreement evidencing the Performance Share or Performance Unit) or other similar transaction or event.

(c)    Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

Appendix A – page 6

(d)    Each grant may specify for the established Performance Objectives a minimum acceptable level of achievement below which no payment will be made, and in such event shall set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum or full achievement of the established Performance Objectives.

(e)    Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares, or a combination thereof, and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(f)    Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares to be issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

(g)    Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon, in cash or additional Shares, and on a current, deferred or contingent basis.

(h)    The Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(i)    Each grant shall be evidenced by an Award Agreement, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine, consistent with this Plan.

(10)    Transferability

(a)    Except as provided in Section 10(b) below, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and, during a Participant’s lifetime, Stock Options and Stock Appreciation Rights shall be exercisable only by the Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

(b)    The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option) to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 10(b). All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, and the effect thereof, shall continue to apply following a transfer made in accordance with this Section 10(b).

(c)    Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Stock Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon achievement of the Performance Objectives specified for Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions upon transfer.

(11)    Adjustments.  The Committee may make or provide for such adjustments in the (i) number of Shares covered by outstanding Stock Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares and Performance Shares granted hereunder; (ii) Exercise and Base Prices per share applicable to such Stock Options and Stock Appreciation Rights; and (iii) kind of Shares covered thereby, as the Committee in its discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (y) any merger, consolidation, spin-off,

Appendix A – page 7

spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities; or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may (i) provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced, or (ii) provide that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 3 of this Plan as the Committee in its discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

(12)    Fractional Shares.  The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

(13)    Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit or delivery of Shares in payment of such taxes.

(14)    Certain Termination Events, Hardship and Approved Leaves of Absence.  In the event of termination of employment by reason of death, disability, normal retirement, or early retirement with the consent or agreement of the Company, or a leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds (i) a Stock Option or Stock Appreciation Right that is not immediately and fully exercisable, (ii) any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, (iii) any Deferred Shares as to which the Deferral Period is not complete, (iv) any Performance Shares or Performance Units that have not been fully earned, or (v) any Shares that are subject to any transfer restriction pursuant to Section 10(c) of this Plan, the Committee may in its discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. Notwithstanding the foregoing, the Committee shall waive or modify any Performance Objective relating to an Award intended to satisfy the requirements for “performance-based compensation” only in a manner consistent with Section 162(m) of the Code.

(15)    Foreign Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

(16)    Amendments and Other Matters

(a)    This Plan may be amended from time to time by the Board or the Executive Committee of the Board, but no such amendment shall increase any of the amounts or limitations specified in Section 3 of this Plan, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the shareholders of the Company.

(b)    Except as provided in Section 11, the exercise price of any Stock Option shall not be reduced and the Stock Option may not otherwise be repriced without the approval of the shareholders of the Company.

Appendix A – page 8

(c)    This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

(d)    To the extent that any provision of this Plan would prevent any Stock Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Stock Option, provided, however, that such provision shall remain in effect with respect to other Stock Options, and there shall be no further effect on any provision of this Plan.

(17)    Effective Date and Shareholder Approval.  This Plan shall be effective as of the date of its approval by the Board or the Executive Committee of the Board, subject to approval by the shareholders of the Company at the next Annual Meeting of Shareholders. The Committee may grant Awards subject to the condition that this Plan shall have been approved by the shareholders of the Company.

(18)    Regulation and Other Approvals.

(a)    The obligation of the Company to sell or deliver Shares with respect to Stock Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)    The Plan is intended to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(c)    Each Stock Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange (including Nasdaq) or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of a Stock Option or the issuance of Shares, no Stock Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained in a manner acceptable to the Committee.

(d)    Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of a Stock Option), to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

(e)    In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Stock Option under the Plan, the Committee may, subject to this Section 18, make any adjustments it deems appropriate in such Award or Stock Option.

(19)    Deferral.  The Committee may permit a Participant to defer to another plan or program such Participant’s receipt of Shares or cash that would otherwise be due to such Participant by virtue of the exercise, vesting or achievement of an Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

(20)    Termination.  This Plan shall terminate on February 21, 2016, and no Award shall be granted after that date.

Appendix A – page 9

Exhibit A

Form of Incentive Stock Option Agreement

INTERFACE, INC.
INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”) is entered into as of the    day of                         ,     , by and between Interface, Inc. (the “Company”) and                          (“Optionee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Interface, Inc. Omnibus Stock Incentive Plan (the “Plan”) which is administered by a committee appointed by the Company’s Board of Directors (the “Committee”); and

WHEREAS, the Committee has granted to Optionee an Incentive Stock Option under the terms of the Plan (the “Option”) to encourage Optionee’s continued loyalty and diligence; and

WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Optionee, the parties hereto have set forth the terms of the Option in writing in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Plan Provisions.

In addition to the terms and conditions set forth herein, the Option is subject to and governed by the terms and conditions set forth in the Plan, which are hereby incorporated herein by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control.

2.    Grant of Option.

The Committee granted to Optionee, effective on                          (the “Grant Date”), the right to purchase     Shares of the $.10 par value common stock of the Company, subject to the restrictions and other conditions set forth herein. Such Shares may be either Class A common stock or Class B common stock (assuming such class of stock is then outstanding), or any combination thereof, as determined by the Committee in its sole discretion at the time of exercise. Such Shares are hereinafter sometimes referred to as the “Option Shares.” The Option is intended to qualify as an “Incentive Stock Option” within the meaning of Section 422 of the Code. Notwithstanding the forgoing intention, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which the Option and any other options designated as Company incentive stock options become exercisable (whether or not then exercised) for the first time by Optionee during any calendar year exceeds $100,000, a portion of such options shall be treated as nonqualified stock options (not eligible for tax treatment under Section 422 of the Code).

3.    Exercise Price.

The purchase price payable for the Option Shares upon exercise of the Option, in whole or in part, shall be $     per share (the “Exercise Price”), which is the Fair Market Value of an Option Share on the Grant Date.

4.    Vesting.

The Option shall vest and become exercisable with respect to 50 percent of the Option Shares on the first anniversary of the Grant Date, and 50 percent of the Option Shares on the second anniversary of the Grant Date. Optionee may, but need not, exercise the Option with respect to Option Shares at the time they first vest and become exercisable, or may exercise such Option Shares at any later time before the Option terminates (see Section 6 hereof).

Exhibit A – page 1

5.    Forfeiture Upon Termination of Employment.

If Optionee’s employment with the Company and all of its Subsidiaries is terminated for any reason whatsoever, any portion of the Option that is not then vested shall be terminated and immediately forfeited, and Optionee shall have no rights in such portion of the Option.

6.    Termination of Option.

Notwithstanding any other provision of this Agreement to the contrary, the Option shall terminate and shall no longer be exercisable after the first to occur of: (a) the fifth anniversary of the Grant Date; (b) the expiration of the three-month period beginning on the date Optionee’s employment with the Company and all of its Subsidiaries terminates for any reason other than Optionee’s Disability (as defined below) or death; (c) the expiration of the 12-month period beginning on the date Optionee’s employment with the Company and its Subsidiaries terminates as a result of Optionee’s Disability; or (d) the expiration of the 24-month period beginning on the date Optionee’s employment with the Company and its Subsidiaries terminates as a result of Optionee’s death. For purposes hereof, “Disability” shall mean Optionee’s inability, as a result of physical or mental incapacity, to substantially perform Optionee’s duties for the Company and its Subsidiaries on a full-time basis for a continuous period of six months. The Committee, in its sole discretion, shall make all determinations as to whether or not Optionee has incurred a Disability, and the Committee’s determination shall be final and binding. The Committee may extend such exercise period, in its sole discretion; however, any portion of the Option which is exercised after (i) three months following Optionee’s resignation, retirement, or termination for any reason, or (ii) one year following termination of Optionee’s employment due to Disability, shall not be treated as an Incentive Stock Option.

7.    Option Not Transferable.

Optionee may not transfer or assign the Option other than by will or the laws of descent and distribution. During the lifetime of Optionee, only Optionee (or in the event of Optionee’s Disability, Optionee’s duly appointed guardian or attorney-in-fact) may exercise the Option.

8.    Death of Optionee.

In the event of Optionee’s death, the unexercised, vested portion of the Option may be exercised (but not transferred or assigned) by Optionee’s personal representatives, heirs or legatees at any time prior to the date as of which the Option expires under Section 6 hereof. Such exercise shall be effected in accordance with the terms hereof as if such representative, heir or legatee was Optionee hereunder; however, the Company may require proof of the right of such person to exercise the Option.

9.    Manner of Exercise.

(a)    Notice of Exercise.  Optionee, or Optionee’s successors (as permitted herein), may exercise the Option by delivery to the Secretary of the Company of a written notice of exercise executed by Optionee or such successor (the “Notice of Exercise”). The Notice of Exercise shall be substantially in the form set forth on Exhibit A, attached hereto and made a part hereof, and shall identify the Option and the number of Option Shares being purchased pursuant to the Option exercise.

(b)    Partial Exercise.  Optionee may exercise the Option for less than the full number of Option Shares, but no such partial exercise shall be made for less than 100 Shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of the Option Shares may be exercised at a later date by Optionee, and the 100-Share requirement shall not apply to any exercise of the Option if all remaining vested Option Shares subject to the Option are exercised.

10.    Payment of Exercise Price.

(a)    General.  Upon exercise of the Option, Optionee (or Optionee’s successors) shall pay the Exercise Price in cash, in Shares, or in a combination of cash and Shares.

Exhibit A – page 2

(b)    Payment in Shares.  If Optionee pays all or a portion of the Exercise Price with Shares, the following conditions shall apply:

(i)    Optionee shall deliver to the Secretary of the Company a certificate or certificates representing such Shares duly endorsed for transfer to the Company (or an attestation of Optionee’s then current ownership of a number of Shares equal to the number thereby authorized to be withheld);

(ii)    Optionee shall have held such Shares for at least six months before the date such payment is made;

(iii)    Such Shares shall be valued on the basis of the Fair Market Value of Shares on the date of exercise, pursuant to the terms of the Plan; and

(iv)    The value of the Shares delivered shall be less than or equal to the full Exercise Price. If Optionee delivers Shares with a value that is less than the Exercise Price, Optionee shall pay the balance of the Exercise Price in cash.

11.    Withholding.

As a condition to exercise of the Option, Optionee (or Optionee’s successors) shall pay the Company an amount equal to the sum of all applicable employment taxes that the Company is required to withhold at any time. Such payment may be made in cash, by withholding from Optionee’s normal pay or by delivery of Shares (or an attestation of ownership of Shares in lieu of delivery).

12.    Delivery of Stock Certificate.

As soon as practicable after the date of exercise of the Option and receipt by the Company of full payment of the Exercise Price, the Company shall instruct its transfer agent to issue a stock certificate representing the Option Shares acquired by Optionee pursuant to Optionee’s exercise of the Option or shall otherwise effectively transfer such Option Shares to Optionee.

13.    Acknowledgment of Optionee.

Optionee acknowledges that certain restrictions under state, federal or foreign securities laws may apply with respect to the Option Shares issued pursuant to the Option. Optionee further acknowledges that, to the extent Optionee is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), the Option Shares are subject to certain trading restrictions under applicable securities laws (including, particularly, Rule 144 under the Securities Act). Optionee hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state, federal and foreign securities laws and any restrictions on the resale of such Shares which may pertain under such laws. The Company has registered or intends to register the securities represented by and subject to the Option; however, in the event such registration at any time is ineffective or any special rules apply, such securities may be sold or transferred only in accordance with the Plan and pursuant to additional, effective securities laws registrations or in a transaction that is exempt from such registration requirements. If appropriate under the circumstances, the certificate(s) evidencing the Shares issued upon exercise of the Option shall bear a restrictive legend indicating that the Shares have not been registered under applicable securities laws.

14.    Execution of Agreement.

Optionee shall execute this Agreement within 30 days after receipt of same, and promptly return an executed copy to the Company.

15.    Miscellaneous.

(a)    Employment Rights.  The granting of the Option and the execution of this Agreement shall not afford Optionee any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate Optionee’s employment or services at any time, with or without cause, or the right of Optionee to terminate Optionee’s employment or services at any time.

Exhibit A – page 3

(b)    Shareholder Rights.  Optionee shall have none of the rights of a shareholder with respect to the Option Shares until Optionee has exercised the Option and thereby acquired the Option Shares in accordance with this Agreement.

(c)    Severability.  If any term, provision, covenant or restriction contained in this Agreement is held by a court or governmental agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall continue in full force and effect, and shall in no way be affected, impaired or invalidated.

(d)    Controlling Law.  This Agreement is being made in the State of Georgia (USA) and shall be construed and enforced in accordance with the laws of that state.

(e)    Construction.  This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(f)    Binding Effect.  This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and Optionee and Optionee’s heirs and personal representatives. Any business entity or person succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets, or otherwise shall be bound by and shall adopt and assume this Agreement, and the Company shall obtain the assumption of this Agreement by such successor.

(g)    Headings.  Section and other headings contained in this Agreement are included for reference purposes only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the individual party hereto has executed this Agreement, and the corporate party has caused this Agreement to be executed by a duly authorized representative, as of the date first set forth above.

INTERFACE, INC.

By:	[name] [title]

OPTIONEE

[name]

Exhibit A – page 4

EXHIBIT A

INTERFACE, INC.
OMNIBUS STOCK INCENTIVE PLAN

NOTICE OF EXERCISE FOR INCENTIVE STOCK OPTION AGREEMENT

This Notice is given pursuant to the terms of the Incentive Stock Option Agreement, dated                         , between Interface, Inc. and the undersigned Optionee, which Agreement is made a part hereto and incorporated herein by reference.

Optionee hereby exercises the Option with respect to                          Option Shares. Optionee hereby delivers, together with this written statement of exercise, the full Exercise Price with respect to the exercised Option Shares, which consists of: [COMPLETE ONLY ONE]

•	cash in the total amount of $ .

•	Shares of the Company’s Class common stock.

•	cash in the total amount of $ and Shares of the Company’s Class common stock.

Optionee hereby acknowledges that, to the extent Optionee is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), any Shares of the Company’s common stock acquired by Optionee as a result of Optionee’s exercise of the Option pursuant to this Notice are subject to certain trading restrictions under applicable securities laws (including, particularly, Rule 144 of the Securities Act), all as described in Section 13 of the Agreement, and Optionee hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions.

Executed this    day of                         ,     .

OPTIONEE:

Signature

Print or Type Name

Exhibit A – page 5

Exhibit B

Form of Restricted Stock Agreement

INTERFACE, INC.
RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is entered into as of the    day of                         , 20  , by and between Interface, Inc. (the “Company”) and                          (“Grantee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Interface, Inc. Omnibus Stock Incentive Plan (the “Plan”) which is administered by a committee appointed by the Company’s Board of Directors (the “Committee”); and

WHEREAS, the Committee has granted to Grantee an award of Restricted Shares under the terms of the Plan (the “Award”) to encourage Grantee’s continued loyalty and diligence; and

WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Grantee, the parties hereto have set forth the terms of the Award in writing in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Plan Provisions.

In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which are hereby incorporated herein by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control.

2.    Stock Award.

Effective on _________ (the “Grant Date”), and subject to the restrictions and other conditions set forth herein, the Committee granted to Grantee an Award of Shares of the Class B common stock, $.10 par value per share, of the Company; provided, however, that if all of the outstanding Class B Shares of the Company are converted into Class A Shares, then Class A Shares shall be substituted for the Class B Shares granted hereunder. Such Shares granted are hereinafter sometimes referred to as the “Restricted Shares.” The Fair Market Value of each Restricted Share on the Grant Date was $    .

3.    Vesting Restrictions.

(a)    General.  The Restricted Shares will vest and no longer be subject to forfeiture if one of several criteria is satisfied. As described below, these criteria are based on increasing the Company’s annual earnings before interest and taxes (hereinafter, “Company EBIT”) [Note that performance criteria for certain executives is based on division or business unit EBIT], Grantee’s tenure of employment, the occurrence of a Change in Control (as defined in subsection (d) hereof), and/or the Company’s termination, without Cause (as defined in Section 3(f) below), of Grantee’s employment with the Company.

(b)    Performance Criteria.  For purposes of applying the performance criteria to determine when Grantee’s Restricted Shares will vest, the Restricted Shares are divided into two groups, “Group A” and “Group B”, each with an equal number of      Shares. The Restricted Shares in each of Group A and Group B will vest if and when the following performance criteria are satisfied:

Group A.  If on any date on or after the one-year anniversary of the Grant Date, (i) Grantee has remained continuously employed by the Company or any of its Subsidiaries, (ii) Grantee has not yet vested in the Shares in Group A, and (iii) the Company EBIT has increased to or exceeded the applicable Target Level (as defined

Exhibit B – page 1

below), the vesting restriction on the Shares in Group A will lapse immediately upon such date, and Grantee thereupon will become vested in all of the Shares in Group A.

Group B.  If on any date on or after the two-year anniversary of the Grant Date, (i) Grantee has remained continuously employed by the Company or any of its Subsidiaries, (ii) Grantee has not yet vested in the Shares in Group B, and (iii) the Company EBIT has increased to or exceeded the applicable Target Level (as defined below), the vesting restriction on the Shares in Group B will lapse immediately upon such date, and Grantee thereupon will become vested in all of the Shares in Group B.

As used herein “Target Level” shall mean, with respect to a particular anniversary of the Grant Date (or as soon thereafter as the Company can calculate and confirm the results), Company EBIT for the fiscal year then ended, as set forth below (note that the Company reserves the right to “normalize” the EBIT results to account for currency fluctuations, and to modify the EBIT Target Levels based on the results of the fiscal 20__ year-end audit):

Anniversary	Fiscal Year Ended	EBIT Target Level
1	20	$
2	20	$
3	20	$
4	20	$
5	20	$

(c)    Tenure of Employment.  If Grantee remains continuously employed by the Company or any of its Subsidiaries until the five-year anniversary of the Grant Date, 75 percent of the Restricted Shares (whether Group A or B) that have not yet vested will do so on said date, and Grantee thereupon will become vested in such Restricted Shares (and the balance of the Restricted Shares that have not yet vested will be forfeited).

(d)    Change in Control.  If a Change in Control (as defined below) occurs, any Restricted Shares (whether Group A or B) that have not yet vested will do so on the date of the Change in Control, and Grantee thereupon will become vested in all such Restricted Shares. For purposes hereof:

(w)    “Change in Control” shall mean the earliest to occur of:

(i)    during such period as the holders of the Company’s Class B common stock are entitled to elect a majority of the Company’s Board of Directors, the Permitted Holders (as defined below) shall at any time fail to be the “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of a majority of the issued and outstanding shares of the Company’s Class B common stock;

(ii)    at any time during which the holders of the Company’s Class B common stock have ceased to be entitled to elect a majority of the Company’s Board of Directors, the acquisition by any “person”, entity, or “group” of “beneficial ownership” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and rules promulgated thereunder) of more than 30 percent of the outstanding capital stock entitled to vote for the election of directors (“Voting Stock”) of (A) the Company, or (B) any corporation which is the surviving or resulting corporation, or the transferee corporation, in a transaction described in clause (iii)(A) or (iii)(B) immediately below;

(iii)    the effective time of (A) a merger, consolidation or other business combination of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 51 percent of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 51 percent of the Voting Stock, or (C) a plan of complete liquidation of the Company; and

(iv)    the election to the Board of Directors of the Company, without the recommendation or approval of Ray C. Anderson if he is then serving on the Board of Directors, or, if he is not then serving, of the incumbent Board of Directors of the Company, of the lesser of (A) four directors, or (B) directors constituting a majority of the number of directors of the Company then in office.

Exhibit B – page 2

(x)    “Permitted Holders” shall mean the individuals listed on Schedule 10.11 to the Second Amended and Restated Credit Agreement dated June 25, 1997, by and among the Company, certain of its subsidiaries, SunTrust Bank and the other banks parties thereto (regardless of whether said agreement is terminated or continues in force and effect), provided that, for purposes of this definition, the reference to each such individual shall be deemed to include the members of such individual’s immediate family, such individual’s estate, and any trusts created by such individual for the benefit of members of such individual’s immediate family.

(e)    Partial Vesting Upon Certain Events of Termination.  Upon the date that Grantee’s employment with the Company and its Subsidiaries terminates as a result of (i) an involuntary termination at the request of the Company (or the Subsidiary that is Grantee’s employer) for any reason other than Cause (as defined in subsection (f)(i) hereof), (ii) Grantee’s Disability (as defined in subsection (f)(ii) hereof), (iii) Grantee’s death, or (iv) Grantee’s retirement upon or after attaining age 65, a portion of the Restricted Shares that have not yet vested will do so on such date, and Grantee thereupon will become vested in such portion of the Restricted Shares. The portion of Restricted Shares that shall vest will be equal to the product of (x) 75 percent of the Restricted Shares granted hereunder that have not yet vested pursuant to the performance criteria; and (y) a fraction, the numerator of which is the number of full and partial 12-month periods that have elapsed since the Grant Date (with any partial 12-month period treated as a whole 12-month period), and the denominator of which is five.

(f)    Cause and Disability.  As used herein, the following terms shall have the meanings ascribed to such terms as set forth below:

(i)    Cause.  The term “Cause” shall mean the reason for termination of Grantee’s employment is (A) Grantee’s fraud, dishonesty, gross negligence or willful misconduct, with respect to business affairs of the Company or its Subsidiaries, (B) Grantee’s refusal or repeated failure to follow the established lawful policies of the Company or its Subsidiaries applicable to persons occupying the same or similar positions, or (C) Grantee’s conviction of a felony or other crime involving moral turpitude.

(ii)    Disability.  The term “Disability” shall mean Grantee’s inability, as a result of physical or mental incapacity, to substantially perform Grantee’s duties for the Company and its Subsidiaries on a full-time basis for a continuous period of six months. The Committee, in its sole discretion, shall make all determinations as to whether or not Grantee has incurred a Disability, and the Committee’s determination shall be final and binding.

4.    Forfeiture Upon Resignation or Termination for Cause.

If Grantee voluntarily resigns from employment with the Company and all of its Subsidiaries, or if the Company or the Subsidiary that is Grantee’s employer terminates Grantee’s employment for Cause (as defined in Section 3(f)(i) above), any Restricted Shares that are not then vested under any provision of Section 3 shall be immediately forfeited, and Grantee shall have no rights in such Restricted Shares.

5.    Delivery of Stock Certificate.

Within a reasonable time after the date hereof, the Company shall cause the Restricted Shares to be registered in the name of Grantee, subject to the risk of forfeiture set forth in Sections 3 and 4 hereof. Grantee may not sell, assign, transfer or pledge any Restricted Shares prior to the date on which the possibility of forfeiture with respect to such Shares has lapsed. During the period that any Restricted Shares remain subject to a risk of forfeiture under Sections 3 and 4 hereof, the Company may retain possession of the certificate representing such Shares as a means of enforcing such restrictions.

6.    Acknowledgment of Grantee.

Grantee acknowledges that certain restrictions under state, federal or foreign securities laws may apply with respect to the Restricted Shares granted pursuant to the Award. Grantee further acknowledges that, to the extent Grantee is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), the Restricted Shares granted as a result of the Award are subject to certain trading restrictions under applicable securities laws (including, particularly, Rule 144 under the Securities Act). Grantee hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state, federal and foreign securities laws applicable

Exhibit B – page 3

to the Company and any restrictions on the resale of such Shares which may pertain under such laws. The Company has registered or intends to register the securities represented by the Restricted Shares; however, in the event such registration at any time is ineffective or any special rules apply, such securities may be sold or transferred only in accordance with the Plan and pursuant to additional, effective securities laws registrations or in a transaction that is exempt from such registration requirements. If appropriate under the circumstances, the certificate(s) evidencing the Restricted Shares shall bear a restrictive legend indicating that the Restricted Shares have not been registered under applicable securities laws.

7.    Execution of Agreement.

Grantee shall execute this Agreement within 30 days after receipt of same, and promptly return an executed copy to the Company.

8.    Withholding.

Grantee shall pay the Company an amount equal to the sum of all applicable employment taxes that the Company or any Subsidiary is required to withhold at any time. Such payment may be made in cash, by withholding from Grantee’s normal pay, or, if permitted by the Company at the relevant time, by delivery of Shares (including Restricted Shares then vested under this Agreement).

9.    Miscellaneous.

(a)    Employment Rights.  The granting of the Award and the execution of this Agreement shall not afford Grantee any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any such Subsidiary to terminate Grantee’s employment or services at any time, with or without cause, or the right of Grantee to terminate Grantee’s employment or services at any time.

(b)    Shareholder Rights.  While the Restricted Shares remain subject to forfeiture under Sections 3 and 4 hereof, Grantee shall have all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and to receive any cash dividends.

(c)    Severability.  If any term, provision, covenant or restriction contained in this Agreement is held by a court or a governmental agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall continue in full force and effect, and shall in no way be affected, impaired or invalidated.

(d)    Controlling Law.  This Agreement is being made in the State of Georgia (USA) and shall be construed and enforced in accordance with the laws of that state.

(e)    Construction.  This Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(f)    Binding Effect.  This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and Grantee and Grantee’s heirs and personal representatives. Any business entity or person succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets, or otherwise shall be bound by and shall adopt and assume this Agreement, and the Company shall obtain the assumption of this Agreement by such successor.

(g)    Headings.  Section and other headings contained in this Agreement are included for reference purposes only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any provision hereof.

Exhibit B – page 4

IN WITNESS WHEREOF, the individual party hereto has executed this Agreement, and the corporate party has caused this Agreement to be executed by a duly authorized representative, as of the date first set forth above.

INTERFACE, INC.

By:	[name] [title]

GRANTEE

[name]

Exhibit B – page 5

002CS-10443

[ ]	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A. Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Dianne Dillon-Ridgley	[ ]	[ ]
	For	Withhold
02 - June M. Henton	[ ]	[ ]
	For	Withhold
03 - Christopher G. Kennedy	[ ]	[ ]
	For	Withhold
04 - Thomas R. Oliver	[ ]	[ ]

B. Other Proposals

The Board of Directors recommends a vote FOR the following proposals.

2. Proposal to approve the Company’s adoption of an amendment and	For	Against	Abstain
restatement of the Interface, Inc. Omnibus Stock Incentive Plan.	[ ]	[ ]	[ ]

3. Ratification of the appointment of BDO Seidman, LLP as	For	Against	Abstain
independent auditors for 2006.	[ ]	[ ]	[ ]

4. In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please be sure to sign and date this Proxy.
Please sign and date this Proxy exactly as name appears. NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – Interface, Inc.

CLASS A COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE 2006 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and Daniel T. Hendrix, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 18, 2006, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” PROPOSALS 1, 2 AND 3 AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

[ ]	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A. Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Ray C. Anderson	[ ]	[ ]
	For	Withhold
02 - Edward C. Callaway	[ ]	[ ]
	For	Withhold
03 - Carl I. Gable	[ ]	[ ]
	For	Withhold
04 - Daniel T. Hendrix	[ ]	[ ]
	For	Withhold
05 - James B. Miller, Jr.	[ ]	[ ]
	For	Withhold
06 - Clarinus C. Th. van Andel	[ ]	[ ]

B. Other Proposals

The Board of Directors recommends a vote FOR the following proposals.

2. Proposal to approve the Company’s adoption of an amendment and	For	Against	Abstain
restatement of the Interface, Inc. Omnibus Stock Incentive Plan.	[ ]	[ ]	[ ]

3. Ratification of the appointment of BDO Seidman, LLP as independent	For	Against	Abstain
auditors for 2006.	[ ]	[ ]	[ ]

4. In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please be sure to sign and date this Proxy.
Please sign and date this Proxy exactly as name appears. NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – Interface, Inc.

CLASS B COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE 2006 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ray C. Anderson and Daniel T. Hendrix, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 18, 2006, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” PROPOSALS 1, 2 AND 3 AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.